UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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Leggett & Platt, Incorporated

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# 2021 ANNUAL MEETING PROXY STATEMENT

Leggett & Platt®

A MESSAGE FROM OUR
CHAIRMAN AND CEO

Fellow Shareholders:

At Leggett & Platt, our mission is to enhance people’s lives by designing and manufacturing innovative, distinctive products and components for use in homes, automobiles, offices and airplanes. We efficiently turn ordinary materials into extraordinary products through the outstanding efforts of our 20,000 employees around the world.

At the core of our strategy is a commitment to excellence and innovation. The Company grows and prospers as we expand or obtain positions in attractive markets, develop inventive proprietary products, and continuously improve production and distribution efficiency. Through these efforts, we strive to generate Total Shareholder Return that ranks in the top 1/3 of the S&P 500.

Our 2021 Annual Meeting of Shareholders will be held in a virtual format only via a live webcast starting at 10:00 AM Central Time on Tuesday, May 25, 2021 to address the agenda described in this Notice of Annual Meeting of Shareholders and Proxy Statement. Details regarding registration and attending the virtual meeting can be found at register.proxypush.com/LEG.

Your vote is very important — please vote as soon as possible, either online at www.proxypush.com/LEG or by returning the enclosed proxy or voting instruction card.

On behalf of the Board of Directors, I thank you for your participation and investment in Leggett.

Sincerely,

LEGGETT & PLATT, INCORPORATED

Karl Glassman

Chairman and CEO

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

Virtual Meeting Only – No Physical Meeting Location

Tuesday, May 25, 2021 | 10:00 a.m. Central Time

Dear Shareholders:

The annual meeting of shareholders of Leggett & Platt, Incorporated (the “Company”) will be held on Tuesday, May 25, 2021, at 10:00 a.m. Central Time. In light of the continuing COVID-19 pandemic, for the safety of all of our people, including our shareholders, we have determined that the meeting will be held in a virtual meeting format only, via a live webcast, with no physical in-person meeting.

You will be able to attend and participate in the annual meeting online by registering in advance at register.proxypush.com/LEG no later than 5:00 p.m. Central Time on May 24, 2021. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and to submit questions during the meeting. The virtual annual meeting has been designed to provide substantially the same rights to participate as you would have at an in-person meeting.

The annual meeting is being held for the following purposes:

1.	To elect eleven directors;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021;

3.	To provide an advisory vote to approve named executive officer compensation; and

4.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

You are entitled to vote only if you were a Leggett & Platt shareholder at the close of business on March 16, 2021.

An Annual Report to Shareholders outlining the Company’s operations during 2020 accompanies this Notice of Annual Meeting and Proxy Statement.

By Order of the Board of Directors,

Scott S. Douglas

Secretary

Carthage, Missouri

April 8, 2021

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on May 25, 2021

The enclosed proxy materials and access to the proxy voting site are also available to you on the Internet.

You are encouraged to review all of the information contained in the proxy materials before voting.

The Company’s Proxy Statement and Annual Report to Shareholders are available at:

www.leggett.com/proxy/2021

The Company’s proxy voting site can be found at:

www.proxypush.com/leg

 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all the information that you should consider—please read the entire proxy statement before voting. These materials were first sent to our shareholders on April 8, 2021. Our principal executive offices are located at 1 Leggett Road, Carthage, Missouri 64836.

2021 Annual Meeting of Shareholders

Tuesday, May 25, 2021 10:00 a.m. Central Time Virtual Meeting Only – advance registration required to attend. Visit register.proxypush.com/LEG Record Date: March 16, 2021	Proposal	Recommendation	Page
	1 – Election of Eleven Directors	FOR	12
	2 – Ratification of PWC as Independent Registered Public Accounting Firm	FOR	18
	3 – Advisory Vote to Approve Named Executive Officer Compensation	FOR	20

Business Highlights

Like most companies, we faced a wide variety of challenges in 2020 stemming from the COVID-19 pandemic. The impact began in January, directly affecting the global supply chain and our operations in China, and virtually all geographies were impacted by mid-March. We quickly took action to strengthen cash flow and protect our balance sheet. By mid-second quarter, we began to see rapid recovery in businesses serving home-related markets, which benefitted our Bedding, Home Furniture, Flooring, and Textiles businesses. As sales recovered, we faced challenges with supply constraints and labor shortages.

Our financial results were heavily impacted by COVID-19 early in the year but began to recover by mid-year as demand increased. We ended 2020 with fourth quarter sales, EBIT and earnings per share (EPS) positive versus fourth quarter 2019. For the full year, however, sales decreased 10% from 2019 to $4.28 billion, EBIT decreased $113 million, and EPS decreased 26% to $1.82.

Full year cash from operations was $603 million. This strong performance reflects our priority in closely controlling all elements of working capital. For detailed financial results, see the Company’s Annual Report on Form 10-K filed February 24, 2021.

Our primary financial goal is to achieve Total Shareholder Return (TSR) that ranks in the top third of the S&P 500 over rolling 3-year periods, which we believe will require average TSR of 11-14% per year over the long term. For the 3-year period that ended on December 31, 2020, the S&P 500 averaged 14% (well above historical averages), and our TSR performance of 1% placed us in the bottom third of the S&P 500.

We raised our dividend for the 49th consecutive year to an annual rate of $1.60 per share, resulting in a 3.6% yield based on our year-end closing share price of $44.30. With our strong cash generation, we believe we should be able to comfortably support continued dividend increases.

1

Board Nominees

All of Leggett’s directors are elected for a one-year term by a majority of shares present and entitled to vote at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”). The 2021 director nominees are:

Mark A. Blinn Independent	Robert E. Brunner Independent	Mary Campbell Independent	J. Mitchell Dolloff
Retired President & CEO Flowserve Corporation	Retired Executive VP Illinois Tool Works	Chief Merchandising Officer Qurate Retail Group	President & COO Leggett & Platt, Incorporated
Manuel A. Fernandez Independent	Karl G. Glassman	Joseph W. McClanathan Independent	Judy C. Odom Independent Lead Director
Managing Director SI Ventures	Chairman & CEO Leggett & Platt, Incorporated	Retired President & CEO — Household Products Division Energizer Holdings, Inc.	Retired Chair & CEO Software Spectrum
Srikanth Padmanabhan Independent	Jai Shah Independent	Phoebe A. Wood Independent
Vice President and President – Engine Business Segment Cummins, Inc.	Group President Masco Corporation	Retired Vice Chair & CFO Brown-Forman Corp.

	Mark Blinn	Robert Brunner	Mary Campbell	Mitchell Dolloff	Manuel Fernandez	Karl Glassman	Joseph McClanathan	Judy Odom	Srikanth Padmanabhan	Jai Shah	Phoebe Wood

Independent Director

L&P Director since	2019	2009	2019	2020	2014	2002	2005	2002	2018	2019	2005

Age	59	63	53	55	74	62	68	68	56	54	67

L&P Board Committees

Audit											Chair

Compensation		Chair

N&CG							Chair

Other Public Company Boards	3	2	0	0	1	0	1	1	0	0	3

EXPERIENCE AND QUALIFICATIONS

Financial/Accounting

Global Business

R&D/Innovation/Tech

Manufacturing/Operations

Corporate Governance

Strategic Planning

HR/Compensation

Risk Management

IT/Cybersecurity

L&P Industry Experience

Diversity – Our Nominating & Corporate Governance Committee recognizes the value of cultivating a Board with a diverse mix of opinions, perspectives, skills, experiences, and backgrounds. A diverse board enables more balanced, wide-ranging discussion in the boardroom, which, we believe, enhances the decision-making processes. The matrix above reflects some aspects of the Board’s diversity. In addition, six of our nine independent director nominees (67%) are diverse, including three women and three nominees who self-identify as racial or ethnic minorities.

2	2021 Proxy Statement

Executive Compensation

L&P seeks to align our executives’ and shareholders’ interests through pay-for-performance. In 2020, 84% of our CEO’s target pay was allocated to variable compensation and 65% was delivered in equity-based awards.

Our compensation structure strives to strike an appropriate balance between short-term and longer-term compensation that reflects the short- and longer-term interests of the business. We believe this structure helps us attract, retain and motivate high-performing executives who will achieve outstanding results for our shareholders.

Recent Changes to Long-Term Incentive Structure

For over ten years, 100% of our executives’ and senior managers’ long-term incentive (LTI) awards have been performance-based. In 2018, we modified our LTI awards to consist of performance stock units (PSUs) with vesting based 50% on relative Total Shareholder Return (rTSR) and 50% on the compound annual growth rate of the Company’s Earnings Before Interest and Taxes (EBIT CAGR).

In 2019, we gathered feedback from participants on the updated LTI programs and benchmarked our programs against the broader market. At the end of this process, the Compensation Committee determined that the 2020 LTI awards for our executive officers would be reallocated as follows:

•	Two-thirds of the target award value will be granted as PSUs based on rTSR and EBIT CAGR over a three-year performance period.

•	One-third of the target award value will be granted as restricted stock units (RSUs) vesting in one-third increments over three years.

We believe the 2020 changes moved our LTI practices closer to market, make us more competitive for talent, and continue to support our business objectives.

Key Components of Our Executive Officers’ 2020 Compensation Program

Following the reallocation of LTI in 2020, our executive officers’ pay package consists of:

Base Salary: Our executives’ salaries reflect their responsibilities, performance and experience while taking into account market data, peer benchmarking and internal equity.

Annual Incentive: Short-term cash incentive with payouts ranging from 0% to 150% based on Return on Capital Employed (ROCE) and cash flow targets based on the Company’s earning guidance for the year.

Long-Term Incentive – 2/3 allocated to PSUs: Three-year PSUs with payouts ranging from 0% to 200% based on (1) rTSR measured against the industrial, materials and consumer discretionary sectors of the S&P 500 and S&P Midcap 400 and (2) the Company’s EBIT CAGR.

Long-Term Incentive – 1/3 allocated to RSUs: The RSUs vest in 1/3 increments on the first, second and third anniversaries of the grant date, further tying our executives’ pay to the Company’s performance.

3

Response to COVID-19

In the spring of 2020, the Company initiated a variety of cost-cutting measures in response to the economic downturn and uncertainty caused by the COVID-19 pandemic. Upon recommendation of the Company’s senior management team, the Compensation Committee reduced the base salaries of all executive officers, including the NEOs, by 50%. The reductions went into effect April 12, 2020 and were initially set for an indefinite time period. As demand rebounded for many of our businesses and the economy stabilized, the Committee prospectively reinstated all executive officer 2020 base salaries to their initial levels, effective July 5, 2020.

The Committee made no discretionary adjustments to the 2020 Annual Incentive payouts or the PSUs vesting at the end of 2020 for executive officers. With a majority of our NEOs’ compensation tied to performance-based programs, the Committee closely monitored the impact of the economic downturn on the projected payouts for the 2020 Annual Incentive and the outstanding PSU awards. While the Committee considered a number of potential adjustments to mitigate the 2020 downturn on these programs, the Committee ultimately determined that the structure and potential rewards over the long term continued to provide appropriate retention and motivation for our executive officers without making any changes during the year.

Key Features of Our Executive Officer Compensation Program

	What We Do		What We Don’t Do

✓	Pay for Performance – A significant majority of our named executive officers’ (NEOs) compensation is at-risk variable compensation.	×	No Single-Trigger Change in Control – Our CIC-related cash severance and equity awards (other than legacy stock options) have a double trigger.
✓	Multiple Performance Metrics – Variable compensation is based on more than one measure to encourage balanced incentives.	×	No Hedging or Pledging – We do not permit our executive officers to engage in either hedging or pledging activities with respect to Leggett shares.
✓	Incentive Award Caps – All of our variable compensation plans have maximum payout limits.	×	No Excessive Perquisites – Perquisites represent less than 1% of our NEOs’ compensation.
✓	Benchmarking – We compare our compensation package to market surveys and a customized peer group, and the Committee engages an independent consultant.	×	No Employment Agreements – All of our NEOs are employed at-will, except for Mr. Tate’s 24-month Separation Agreement which will expire in September 2021 (see page 43).
✓	Tally Sheets – The Compensation Committee reviews the NEOs’ overall compensation packages and potential severance payouts.	× No Repricing of Options or Cash Buyouts × No Share Recycling × No Dividends on Equity Awards Prior to Vesting × No Tax Gross-Ups
✓	Stock Ownership Requirements – All NEOs are subject to robust stock ownership requirements.
✓	Confidentiality & Non-Compete Agreements – All NEOs are subject to confidentiality and non-compete agreements.
✓	Clawbacks – Our policies exceed the mandates of Sarbanes-Oxley.

4	2021 Proxy Statement

 CORPORATE GOVERNANCE AND BOARD MATTERS

Leggett & Platt has a long-standing commitment to sound corporate governance principles and practices. The Board of Directors has adopted Corporate Governance Guidelines that establish the roles and responsibilities of the Board and management. The Board has also adopted a Code of Business Conduct and Ethics applicable to all Company employees, officers and directors, as well as a separate Financial Code of Ethics applicable to the Company’s CEO, CFO, and principal accounting officer. These documents can be found at www.leggett.com/governance. Information on our website does not constitute part of this proxy statement.

Director Independence

The Board reviews director independence annually and during the year upon learning of any change in circumstances that may affect a director’s independence. The Company has adopted director independence standards (the “Independence Standards”) that satisfy the NYSE listing requirements and can be found at www.leggett.com/governance. A director who meets all the Independence Standards will be presumed to be independent.

While the Independence Standards help the Board to determine director independence, they are not the only criteria. The Board also reviews the relevant facts and circumstances of any material relationships between the Company and its directors during the independence assessment. Based on its review, the Board has determined that all current non-management directors are independent. The director biographies accompanying Proposal 1—Election of Directors identify our independent and management directors on the ballot.

All non-management directors meet the additional independence standards for audit committee service under NYSE and SEC rules and are financially literate, as defined by NYSE rules. In addition, Audit Committee members Mark Blinn, Judy Odom, Srikanth Padmanabhan, and Phoebe Wood meet the SEC’s definition of an “audit committee financial expert.” No member serves on the audit committee of more than three public companies.

All non-management directors satisfy the enhanced independence standards required by the NYSE listing standards and SEC rules for service on the Compensation Committee.

Board Leadership Structure

Our Corporate Governance Guidelines allow the roles of Chairman of the Board and CEO to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time.

The Board has elected CEO Karl Glassman as Chairman and Judy Odom as independent Lead Director, believing this arrangement best serves the Board, the Company and our shareholders. Mr. Glassman and Ms. Odom have held those positions since January 1, 2020 and May 15, 2020, respectively.

The Lead Director’s responsibilities include:

•	Serving as the liaison between the Chairman and the independent directors.
•	Acting as the principal representative of the independent directors in communicating with shareholders.

•	Working with the Chairman to set the schedule and agenda for Board meetings, and overseeing delivery of materials to the directors.

•	Calling special executive sessions of the independent directors upon notice to the full Board.

•	Presiding over meetings of the non-management directors and over Board meetings in the Chairman’s absence.

Our non-management directors regularly hold executive sessions without management present. At least one executive session per year is attended by only independent, non-management directors, and such an executive session was held at each quarterly Board meeting in 2020.

5

Corporate Governance and Board Matters

Communication with the Board

Shareholders and all other interested parties who wish to contact our Board of Directors may e-mail our Lead Director, Ms. Odom, at leaddirector@leggett.com. They can also write to Leggett & Platt Lead Director, P.O. Box 637, Carthage, MO 64836. The Corporate Secretary’s office reviews this correspondence and periodically provides the Lead Director all communications except items unrelated to Board functions. The Lead Director may forward communications to the full Board or to any of the other independent directors for further consideration.

Board and Committee Composition and Meetings

Given the extraordinary conditions of 2020 brought on by the COVID-19 pandemic, Leggett’s Board of Directors held eleven meetings in 2020, and its committees met the number of times listed in the table below. All directors attended at least 75% of the Board meetings and their respective committee meetings. Directors are expected to attend the Company’s Annual Meeting, and all of them attended the 2020 Annual Meeting.

The Board has a standing Audit Committee, Compensation Committee, and Nominating & Corporate Governance (N&CG) Committee. These committees consist entirely of independent directors, and each operates under a written charter adopted by the Board. The Audit, Compensation, and N&CG Committee charters are posted on our website at www.leggett.com/governance.

Audit Committee Phoebe A. Wood (Chair) Mark A. Blinn Mary Campbell Judy C. Odom Srikanth Padmanabhan Meetings in 2020: 4

The Audit Committee assists the Board in the oversight of:

•  Independent registered public accounting firm’s qualifications, independence, appointment, compensation, retention and performance.

•  Internal control over financial reporting.

•  Guidelines and policies to govern risk assessment and management.

•  Performance of the Company’s internal audit function.

•  Integrity of the financial statements and external financial reporting.

•  Legal and regulatory compliance.

•  Complaints and investigations of any questionable accounting, internal control or auditing matters.

Compensation Committee Robert E. Brunner (Chair) Manuel A. Fernandez Joseph W. McClanathan Jai Shah Meetings in 2020: 6

The Compensation Committee assists the Board in the oversight and administration of:

•  Corporate goals and objectives regarding CEO compensation and evaluation of the CEO’s performance in light of those goals and objectives.

•  Non-CEO executive officer compensation.

•  Cash and equity-based compensation for directors.

•  Incentive compensation and equity-based plans that are subject to Board approval.

•  Employment agreements and severance benefit agreements with the CEO and executive officers, as applicable.

•  Related person transactions of a compensatory nature.

Nominating & Corporate Governance Committee Joseph W. McClanathan (Chair) Robert E. Brunner Manuel A. Fernandez Jai Shah Meetings in 2020: 3

The N&CG Committee assists the Board in the oversight of:

•  Corporate governance principles, policies and procedures.

•  Identifying qualified candidates for Board membership and recommending director nominees.

•  Recommending committee members and Board leadership positions.

•  Director independence and related person transactions.

6	2021 Proxy Statement

Corporate Governance and Board Matters

Board and Committee Evaluations

The Board and each of its Committees conduct an annual self-evaluation of their practices and charter responsibilities. In addition, the Board periodically conducts director peer reviews of the qualifications and contributions of its individual members. In 2020, the Board retained an outside consultant to assist in evaluations of the Board, its Committees, and individual directors, which were based on in-depth interviews with all directors.

Board’s Oversight of Risk Management

The Company’s CEO and other senior managers are responsible for assessing and managing various risk exposures on a day-to-day basis. Our Enterprise Risk Management Committee (the “ERM Committee”), comprised of a broad group of executives and chaired by our CFO, adopted guidelines by which the Company identifies, assesses, monitors and reports financial and non-financial risks material to the Company.

The ERM Committee meets at least quarterly. Identified risks, including emerging risks, are assigned to a team of subject matter experts who meet regularly throughout the year and provide an updated assessment report twice each year (or as circumstances require) for their respective risk areas. On a semi-annual basis, a risk summary report is assembled from these reports for review and further discussion by the ERM Committee to determine if any actions need to be taken. A summary is provided to senior management and the Board concerning (i) the likelihood, significance, and impact velocity of each risk, (ii) management’s steps to monitor and control risks, and (iii) identified emerging risks. The Audit Committee annually reviews and discusses the guidelines and policies to govern the process by which risk assessment and management is undertaken, as well as reviews and discusses major financial risks on a semi-annual basis. In addition, a designated Board member receives a copy of all reports received through the Company’s ethics hotline.

The Company has formal processes in place for both incident response and cybersecurity continuous improvement that include a cross functional Cyber Security Oversight Committee. The Chief Information Officer (a member of the Cyber Security Oversight Committee) updates the Board quarterly on cyber activity, with procedures in place for interim reporting as necessary.

During 2020, a COVID-19 Response Team was established to direct health and safety activities related to the pandemic. The Team, led by senior management, developed company-wide policies and established safety procedures in response to specific COVID-19 related risks. Key activities included protocols for (i) safety and social distancing, (ii) communication, training, and visual management, (iii) re-layout of manufacturing and internal logistics, and (iv) governance and compliance. A multi-layered COVID-19 Response Network was established to deliver training and communication to our employees at all levels of the organization, as well as obtaining employee feedback, sharing best practices, and identifying improvement opportunities. COVID-19 Response activities are reviewed with the Board on a quarterly basis, with interim updates as appropriate.

The Compensation Committee’s oversight of executive officer compensation, including the assessment of compensation risk for executive officers, is detailed in the Compensation Discussion & Analysis section on page 21. The Committee also assesses our compensation structure for employees generally and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The following factors contributed to this determination:

•	We use a combination of short-term and long-term incentive rewards that are tied to varied and complementary measures of performance and have overlapping performance periods.

•	We use common annual incentive plans across all business units.

•	Our annual incentive plan and our omnibus equity plan contain clawback provisions that enable the Committee to recoup incentive payments, when triggered.

•	Our employees below key management levels have a small percentage of their total pay in variable compensation.

•	We promote an employee ownership culture to better align employees with shareholders, with approximately 3,400 employees contributing their own funds to purchase Company stock under various stock purchase plans in 2020.

7

Corporate Governance and Board Matters

Consideration of Director Nominees and Diversity

The Nominating & Corporate Governance Committee is responsible for identifying and evaluating the best available qualified candidates for election to the Board of Directors. The Committee’s procedure and the Company’s bylaws can be found at www.leggett.com/governance. Following its evaluation, the N&CG Committee recommends to the full Board a slate of director candidates for inclusion in the Company’s proxy statement and proxy card.

Incumbent Directors. In the case of incumbent directors, the N&CG Committee reviews each director’s overall service during his or her current term, including the number of meetings attended, level of participation, quality of performance and any transactions between the director and the Company.

New Director Candidates. In the case of new director candidates, the N&CG Committee first determines whether the nominee will be independent under NYSE rules, then identifies any special needs of the Board. The N&CG Committee will consider individuals recommended by Board members, Company management, shareholders and, if it deems appropriate, a professional search firm.

The N&CG Committee believes director candidates should meet and demonstrate the following criteria:

•	Character and integrity.

•	A commitment to the long-term growth and profitability of the Company.

•

A willingness and ability to make a sufficient time commitment to the affairs of the Company to effectively perform the duties of a director, including regular attendance at Board and committee meetings.

•	Significant business or public experience relevant and beneficial to the Board and the Company.

Board Diversity. The N&CG Committee recognizes the value of cultivating a Board with a diverse mix of opinions, perspectives, skills, experiences, and backgrounds. A diverse board enables more balanced, wide-ranging discussion in the boardroom, which, we believe, enhances the decision-making processes. Having diverse representation and a variety of viewpoints is also important to our shareholders and other stakeholders.

As such, the N&CG Committee actively seeks director candidates from a wide variety of backgrounds, without discrimination based on race, ethnicity, color, ancestry, national origin, religion, sex, sexual orientation, gender identity, age, disability, or any other status protected by law. In furtherance of this non-discrimination policy, for each search, the Committee will ensure that the pool includes female and racial or ethnic minority candidates.

All nominations to the Board will be based upon merit, experience and background relevant to the Board’s current and anticipated needs, as well as Leggett’s businesses.

Director Recommendations from Shareholders. The N&CG Committee does not intend to alter its evaluation process, including the minimum criteria set forth above, for candidates recommended by a shareholder. Shareholders who wish to recommend candidates for the N&CG Committee’s consideration must submit a written recommendation to the Secretary of the Company at 1 Leggett Road, Carthage, MO 64836. Recommendations must be sent by certified or registered mail and received by December 15th for the N&CG Committee’s consideration for the following year’s Annual Meeting. Recommendations must include the following:

•	Shareholder’s name, number of shares owned, length of period held and proof of ownership.

•	Candidate’s name, address, phone number and age.

•

A resume describing, at a minimum, the candidate’s educational background, occupation, employment history and material outside commitments (memberships on other boards and committees, charitable foundations, etc.).

•

A supporting statement which describes the shareholder’s and candidate’s reasons for nomination to the Board of Directors and documents the candidate’s ability to satisfy the director qualifications described above.

•	The candidate’s consent to a background investigation and to stand for election if nominated by the Board and to serve if elected by the shareholders.

•	Any other information that will assist the N&CG Committee in evaluating the candidate in accordance with this procedure.

8	2021 Proxy Statement

Corporate Governance and Board Matters

Director Nominations for Inclusion in Leggett’s Proxy Materials (Proxy Access). The Board has approved a proxy access bylaw, which permits a shareholder, or group of up to 20 shareholders, owning at least 3% of our outstanding shares continuously for at least three years, to nominate and include in Leggett’s proxy materials up to the greater of two nominees or 20% of the Board, provided the shareholders and nominees satisfy the requirements specified in our bylaws. Notice of proxy access nominees for the 2022 Annual Meeting must be received no earlier than January 25, 2022 and no later than February 24, 2022.

Notice of Other Director Nominees. For shareholders intending to nominate a director candidate for election at the 2022 Annual Meeting outside of the Company’s nomination process, our bylaws require that the Company receive notice of the nomination no earlier than January 25, 2022 and no later than February 24, 2022. This notice must provide the information specified in Section 2.2 of the bylaws.

Transactions with Related Persons

According to our Corporate Governance Guidelines, the N&CG Committee reviews and approves or ratifies transactions in which a related person has a direct or indirect material interest, the Company or a subsidiary is a participant, and the amount involved exceeds $120,000. If the transaction with a related person concerns compensation, the Compensation Committee conducts the review.

The Company’s executive officers and directors are expected to notify the Company’s Corporate Secretary of any current or proposed transaction that may be a related person transaction. The Corporate Secretary will determine if it is a related person transaction and, if so, will include it for consideration at the next meeting of the appropriate Committee. Approval should be obtained in advance of a related person transaction whenever practicable. If it becomes necessary to approve a related person transaction between meetings, the Chair of the appropriate Committee is authorized to act on behalf of the Committee. The Chair will provide a report on the matter to the full Committee at its next meeting.

The full policy for reviewing transactions with related persons, including categories of pre-approved transactions, is found in our Corporate Governance Guidelines available on our website at www.leggett.com/governance.

The Company had no related persons transactions in the past year.

Director Compensation

Our non-management directors receive an annual retainer, consisting of a mix of cash and equity, as set forth in the table below. Due to extraordinary circumstances in 2020 brought on by the COVID-19 pandemic, our directors took reductions to their cash retainers and equity retainers as explained below. Our management directors (Mr. Glassman and Mr. Dolloff) do not receive additional compensation for their Board service.

Cash Compensation

Director Retainer	$90,000
Audit Committee Retainer
Chair	25,000
Member	10,000
Compensation Committee Retainer
Chair	20,000
Member	8,000
N&CG Committee Retainer
Chair	15,000
Member	7,000
Equity Compensation – Restricted Stock or RSUs

Director Retainer	150,000
Lead Director Additional Retainer	125,000

9

Corporate Governance and Board Matters

The Compensation Committee reviews director compensation annually and recommends any changes to the full Board for consideration at its May meeting. The Committee considers national survey data and trends, as well as peer company benchmarking data (see discussion of the executive compensation peer group at page 30) but does not target director compensation to any specific percentage of the median. The annual cash retainers were not increased in 2020. In connection with the transition of an independent Chairman in 2019 to a combined CEO/Chairman and independent Lead Director in 2020, the Committee considered the compensation history for Leggett’s independent board leadership, the anticipated time and availability requirements, and the respective duties of those roles in establishing the additional $125,000 equity retainer for the Lead Director.

The directors’ equity awards are generally granted on the date of the Annual Meeting, and a prorated award is granted to a director elected by the Board at another time of the year. Given the shock to the equity markets triggered by the COVID-19 pandemic in the spring of 2020, including a significant reduction in the Company’s stock price at that time, the Compensation Committee recommended, and the Board approved, basing the number of shares granted upon the average closing stock price for the ten trading days following the 2019 fourth quarter earnings release (the same averaged share price used for the 2020 management equity awards). This was an exception to the customary practice of the directors’ equity awards being determined by the share price on the date of the Annual Meeting, which resulted in the directors receiving fewer shares for their 2020 equity retainer with a lower grant date value.

As the Company was assessing and making adjustments to the significant decrease in demand in the spring of 2020, the Committee recommended, and the Board approved, a temporary 50% reduction in the directors’ quarterly cash retainers. This coincided with a 50% reduction in the base salaries of the Company’s executive officers (as described at page 25). As business conditions stabilized over the summer, the directors’ quarterly cash retainers were prospectively reinstated to their original rates.

Directors may elect to receive the equity retainer in restricted stock or restricted stock units (“RSUs”). Electing RSUs enables directors to defer receipt of the shares for two to ten years while accruing dividend equivalent shares at a 20% discount to market price over the deferral period. Both restricted stock and RSUs vest one year after the grant date.

Many of our directors elected to defer a portion of their 2020 cash retainer into Leggett stock units at a 20% discount under the Company’s Deferred Compensation Program, described on page 28. Interest-bearing cash deferrals and stock options are the other alternatives under the Program.

Our non-management directors currently comply with the stock ownership guidelines requiring them to hold Leggett stock with a value of five times their annual cash retainer within five years of joining the Board.

The Company pays for all travel expenses the directors incur to attend Board meetings.

Director Compensation in 2020

Our non-management directors received the following compensation in 2020:

Director	Fees Earned or Paid in Cash(1)(2)	Stock Awards(3)	Non-Qualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Mark A. Blinn	$ 87,500	$ 87,068		$ 5,674	$180,242
Robert E. Brunner	102,375	87,068	$12,221	74,477	276,141
Mary Campbell	87,500	87,068	854	14,355	189,177
R. Ted Enloe, III(6)	39,375			6,112	45,487
Manuel A. Fernandez	91,875	87,068	4,268	43,098	226,309
Joseph W. McClanathan	99,375	87,068	446	32,300	219,189
Judy C. Odom	93,000	159,607	8,165	44,284	305,056
Srikanth Padmanabhan	87,500	87,068		5,674	180,242
Jai Shah	90,125	87,068	1,056	29,809	208,058
Phoebe A. Wood	98,625	87,068	12,275	52,157	250,125

10	2021 Proxy Statement

Corporate Governance and Board Matters

(1)

These amounts include cash compensation deferred into stock units or stock options under our Deferred Compensation Program, described at page 28. The following directors deferred cash compensation into stock units: Brunner—$102,375, Campbell—$43,750, Fernandez—$91,875, McClanathan—$99,375, Odom—$46,500, and Shah—$90,125. Ms. Campbell deferred an additional $43,750 to acquire stock options.

(2)	These amounts reflect the temporary 50% reduction in quarterly cash retainers discussed above.

(3)

These amounts reflect the grant date fair value of the annual restricted stock or RSU awards. The nominal value of each director’s equity retainer was $150,000 plus an additional $125,000 retainer for Ms. Odom’s service as Lead Director. As discussed above, given the stock price volatility in the spring of 2020, the directors’ 2020 equity awards were based upon the same stock price used for the executives’ awards earlier in the year, resulting in the directors receiving fewer shares with a lower grant date value.

(4)	These amounts include the 20% discount on stock unit dividends acquired under our Deferred Compensation Program and RSUs.

(5)

Items in excess of $10,000 that are reported in this column consist of (i) dividends paid on the annual restricted stock or RSU awards and dividends paid on stock units acquired under our Deferred Compensation Program: Brunner—$48,883, Fernandez—$20,129, Odom—$32,659, and Wood—$52,157; and (ii) the 20% discount on stock units purchased with deferred cash compensation: Brunner—$25,594, Campbell—$10,938, Fernandez—$22,969, McClanathan—$24,844, Odom—$11,625, and Shah—$22,531.

(6)	Mr. Enloe was a director until he retired at the end of his term at the 2020 Annual Meeting.

All non-management directors held unvested stock or stock units as of December 31, 2020 as set forth below. The restricted stock and RSUs will vest on May 24, 2021.

Director	Restricted Stock	Restricted Stock Units
Mark A. Blinn	3,272
Robert E. Brunner		3,352
Mary Campbell		3,352
Manuel A. Fernandez		3,352
Joseph W. McClanathan	3,272
Judy C. Odom		6,145
Srikanth Padmanabhan	3,272
Jai Shah		3,352
Phoebe A. Wood		3,352

Only one director held outstanding stock options as of December 31, 2020: Ms. Campbell’s 4,274 options granted in lieu of cash compensation under our Deferred Compensation Program.

11

 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL ONE:    Election of Directors

At the 2021 Annual Meeting, eleven directors are nominated to hold office until the 2022 Annual Meeting of Shareholders, or until their successors are elected and qualified. All nominees have been previously elected by our shareholders. If any nominee named below is unable to serve as a director (an event the Board does not anticipate), proxies will be voted for a substitute nominee, if any, designated by the Board.

In recommending the slate of director nominees, our Board has chosen individuals of character and integrity, with a commitment to the long-term growth and profitability of the Company. We believe each of the nominees brings significant business or public experience relevant and beneficial to the Board and the Company, as well as a work ethic and disposition that foster the collegiality necessary for the Board and its committees to function efficiently and best represent the interests of our shareholders.

Additional information concerning the directors is found in the Proxy Summary at page 2.

Mark A. Blinn
Independent Director Director Since: 2019 Age: 59 Committees: Audit

Professional Experience:

Mr. Blinn was President and Chief Executive Officer and a director of Flowserve Corporation, a leading provider of fluid motion and control products and services for the global infrastructure markets, from 2009 until his retirement in 2017. He previously served Flowserve as Chief Financial Officer from 2004 to 2009 and in the additional role of Head of Latin America from 2007 to 2009. Prior to Flowserve, Mr. Blinn’s positions included Chief Financial Officer of FedEx Kinko’s Office and Print Services Inc. and Vice President, Corporate Controller and Chief Accounting Officer of Centex Corporation.

Education:

Mr. Blinn holds a bachelor’s degree, a law degree, and an MBA from Southern Methodist University.

Public Company Boards:

Mr. Blinn currently serves as a director of Texas Instruments, Incorporated, a global semiconductor design and manufacturing company, Kraton Corporation, a leading global producer of polymers for a wide range of applications, and Emerson Electric Co., a global technology and engineering company for industrial, commercial and residential markets.

Director Qualifications:

As the former CEO and CFO of Flowserve, Mr. Blinn has exceptional leadership experience in operations and finance, as well as strategic planning and risk management. His board service at other global, public companies provides additional perspective on current finance, oversight, and governance matters.

12	2021 Proxy Statement

Proposals to be Voted on at the Annual Meeting

Robert E. Brunner
Independent Director Director Since: 2009 Age: 63 Committees: Compensation, Chair Nominating & Corporate Governance

Professional Experience:

Mr. Brunner was the Executive Vice President of Illinois Tool Works (ITW), a Fortune 250 global, multi-industrial manufacturer of advanced industrial technology, from 2006 until his retirement in 2012. He previously served ITW as President—Global Auto beginning in 2005 and President—North American Auto from 2003.

Education:

Mr. Brunner holds a degree in finance from the University of Illinois and an MBA from Baldwin-Wallace University.

Public Company Boards:

Mr. Brunner currently serves as the independent Board Chair of Lindsay Corporation, a global manufacturer of irrigation equipment and road safety products, and as a director of NN, Inc., a diversified industrial company that designs and manufactures high-precision components and assemblies on a global basis.

Director Qualifications:

Mr. Brunner’s experience and leadership with ITW, a diversified manufacturer with a global footprint, provides valuable insight to our Board on the automotive strategy, business development, mergers and acquisitions, operations, and international issues.

Mary Campbell
Independent Director Director Since: 2019 Age: 53 Committees: Audit

Professional Experience:

Ms. Campbell was appointed Chief Merchandising Officer of Qurate Retail Group and Chief Commerce Officer of QVC US, in 2018. Qurate Retail Group is comprised of a select group of retail brands including QVC, HSN, Zulily, Ballard Designs, Frontgate, Garnet Hill, and Grandin Road and is a leader in video commerce, a top-10 ecommerce retailer, and a leader in mobile and social commerce. During her more than 20 years with the company, Ms. Campbell held various leadership positions across the Merchandising, Planning and Commerce Platforms functions. Most recently, and prior to her current position, she served Qurate Retail Group as Chief Merchandising and Interactive Officer in 2018 and as Chief Interactive Experience Officer from 2017 to 2018. She also served as Executive Vice President, Commerce Platforms for QVC from 2014 to 2017.

Education:

Ms. Campbell holds a bachelor’s degree in psychology from Central Connecticut State University.

Director Qualifications:

Through her positions at Qurate Retail Group and QVC, Ms. Campbell has extensive knowledge in consumer driven product innovation, marketing and brand building, and traditional and new media platforms, as well as leading teams for long term growth and evolution.

13

Proposals to be Voted on at the Annual Meeting

J. Mitchell Dolloff
Management Director Director Since: 2020 Age: 55 Committees: None

Professional Experience:

Mr. Dolloff was appointed the Company’s President and Chief Operating Officer, President—Bedding Products effective January 1, 2020. He has served the Company as Executive Vice President—Chief Operating Officer since January 1, 2019; President—Specialized Products & Furniture Products from 2017 to 2019; Senior Vice President and President of Specialized Products from 2016 to 2017; Vice President and President of the Automotive Group from 2014 to 2015; President of Automotive Asia from 2011 to 2013; Vice President of Specialized Products from 2009 to 2013; and in various other capacities for the Company since 2000.

Education:

Mr. Dolloff holds a degree in economics from Westminster College (Fulton, Missouri), as well as a law degree and an MBA from Vanderbilt University.

Director Qualifications:

As the Company’s President and Chief Operating Officer, Mr. Dolloff provides in-depth global operational knowledge to the Board and will complement the Board’s oversight and strategy roles as those plans are implemented throughout the Company.

Manuel A. Fernandez
Independent Director Director Since: 2014 Age: 74 Committees: Compensation Nominating & Corporate Governance

Professional Experience:

Mr. Fernandez co-founded SI Ventures, a venture capital firm focusing on IT and communications infrastructure, and has served as the managing director since 2000. Previously, he served as the Chairman, President and Chief Executive Officer at Gartner, Inc., a research and advisory company, from 1989 to 2000. Prior to Gartner, Mr. Fernandez was President and CEO of three technology-driven companies, including Dataquest, an information services company, Gavilan Computer Corporation, a laptop computer manufacturer, and Zilog Incorporated, a semiconductor manufacturer. Mr. Fernandez was the Executive Chairman of Sysco Corporation, a marketer and distributor of foodservice products, from 2012 until his retirement in 2013, having previously served as Non-executive Chairman since 2009 and as a director since 2006.

Education:

Mr. Fernandez holds a degree in electrical engineering from the University of Florida and completed post-graduate work in solid-state engineering at the University of Florida.

Public Company Boards:

Mr. Fernandez currently serves as the lead independent director of Performance Food Group Company, a foodservice products distributor. He was previously the non-executive chairman of Brunswick Corporation, a market leader in the marine industry, and a director of Time, Inc., a global media company.

Director Qualifications:

Mr. Fernandez’ venture capital experience, leadership of several technology companies as CEO and service on a number of public company boards offers Leggett outstanding insight into corporate strategy and development, information technology, international growth, and corporate governance.

14	2021 Proxy Statement

Proposals to be Voted on at the Annual Meeting

Karl G. Glassman
Management Director Director Since: 2002 Chairman Since: 2020 Age: 62 Committees: None

Professional Experience:

Mr. Glassman was appointed Chairman of the Board effective January 1, 2020 and continues to serve as Chief Executive Officer since his appointment in 2016. He previously served as President from 2013 to 2019, Chief Operating Officer from 2006 to 2015, Executive Vice President from 2002 to 2013, President of the former Residential Furnishings Segment from 1999 to 2006, Senior Vice President from 1999 to 2002, and in various capacities since 1982.

Education:

Mr. Glassman holds a degree in business management and finance from California State University—Long Beach.

Public Company Boards:

Mr. Glassman previously served as a director of Remy International, Inc., a leading global manufacturer of alternators, starter motors and electric traction motors.

Director Qualifications:

As the Company’s CEO, Mr. Glassman provides comprehensive insight to the Board from strategic planning to implementation at all levels of the Company around the world, as well as the Company’s relationships with investors, the financial community and other key stakeholders. Mr. Glassman also serves on the Board of Directors of the National Association of Manufacturers.

Joseph W. McClanathan
Independent Director Director Since: 2005 Age: 68 Committees: Compensation Nominating & Corporate Governance, Chair

Professional Experience:

Mr. McClanathan served as President and Chief Executive Officer of the Household Products Division of Energizer Holdings, Inc., a manufacturer of portable power solutions, from 2007 through his retirement in 2012. Previously, he served Energizer as President and Chief Executive Officer of the Energizer Battery Division from 2004 to 2007, as President—North America from 2002 to 2004, and as Vice President—North America from 2000 to 2002.

Education:

Mr. McClanathan holds a degree in management from Arizona State University.

Public Company Boards:

Mr. McClanathan currently serves as a director of Brunswick Corporation, a market leader in the marine industry.

Director Qualifications:

Through his leadership experience at Energizer and as a former director of the Retail Industry Leaders Association, Mr. McClanathan offers an exceptional perspective to the Board on manufacturing operations, marketing and development of international capabilities.

15

Proposals to be Voted on at the Annual Meeting

Judy C. Odom
Lead Independent Director Director Since: 2002 Age: 68 Committees: Audit

Professional Experience:

Until her retirement in 2002, Ms. Odom was Chief Executive Officer and Board Chair at Software Spectrum, Inc., a global business to business software services company, which she co-founded in 1983. Prior to founding Software Spectrum, she was a partner with the international accounting firm, Grant Thornton.

Education:

Ms. Odom is a licensed Certified Public Accountant and holds a degree in business administration from Texas Tech University.

Public Company Boards:

Ms. Odom is a director of Sabre, Inc., which provides technology solutions for the global travel and tourism industry, and she was previously a director of Harte-Hanks, a direct marketing service company.

Director Qualifications:

Ms. Odom’s director experience with several companies offers a broad leadership perspective on strategic and operating issues. Her experience co-founding Software Spectrum and growing it to a global Fortune 1000 enterprise before selling it to another public company provides the insight of a long-serving CEO with international operating experience.

Srikanth Padmanabhan
Independent Director Director Since: 2018 Age: 56 Committees: Audit

Professional Experience:

Mr. Padmanabhan has served Cummins Inc., a global manufacturer of engines and power solutions, as a Vice President since 2008 and President of its Engine Business segment since 2016. Previously, he served Cummins as Vice President—Engine Business from 2014 to 2016, Vice President and General Manager of Emission Solutions from 2008 to 2014, and in various other capacities since 1991.

Education:

Mr. Padmanabhan holds a bachelor’s degree in mechanical engineering from the National Institute of Technology in Trichy, India, a Ph.D. in mechanical engineering from Iowa State University, and has completed the Advanced Management Program at Harvard Business School.

Director Qualifications:

With nearly 30 years at Cummins in a variety of leadership roles, Mr. Padmanabhan offers considerable knowledge of the automotive industry and the industrial sector. He brings extensive experience in managing operations, technology and innovation across a multi-billion-dollar global business. He has lived and worked in India, the United States, Mexico, and the United Kingdom.

16	2021 Proxy Statement

Proposals to be Voted on at the Annual Meeting

Jai Shah
Independent Director Director Since: 2019 Age: 54 Committees: Compensation Nominating & Corporate Governance

Professional Experience:

Mr. Shah serves as a Group President of Masco Corporation, a Fortune 500 global leader in the design, manufacture and distribution of branded home improvement and building products. In this position since 2018, Mr. Shah has responsibility for operating companies with leading brands in architectural coatings, decorative and outdoor lighting, decorative hardware and wellness businesses in North America. Mr. Shah is also responsible for Masco’s Corporate Strategic Planning activities. He previously served as President of Delta Faucet Company, a Masco business unit, from 2014 to 2018, as Vice President and Chief Human Resources Officer for Masco from 2012 to 2014, and in various capacities since 2003. Prior to Masco, Mr. Shah held a number of senior management positions at Diversey Corporation and served as Senior Auditor for KPMG Peat Marwick Chartered Accountants.

Education:

Mr. Shah is a Certified Public Accountant and Chartered Professional Accountant (Canada) and holds an MBA from the University of Michigan, as well as bachelor’s and master’s degrees in accounting from the University of Waterloo in Ontario, Canada.

Director Qualifications:

Mr. Shah’s range of experience at Masco in a variety of operational, financial and corporate roles offers the Board a broad perspective on relevant issues facing global corporations, including growth strategy development and implementation, talent management, and adapting to e-business and market innovations.

Phoebe A. Wood
Independent Director Director Since: 2005 Age: 67 Committees: Audit, Chair

Professional Experience:

Ms. Wood has been a principal in CompaniesWood, a consulting firm specializing in early stage investments, since her 2008 retirement as Vice Chairman and Chief Financial Officer of Brown-Forman Corporation, a diversified consumer products manufacturer, where she had served since 2001. Ms. Wood previously held various positions at Atlantic Richfield Company, an oil and gas company, from 1976 to 2000.

Education:

Ms. Wood holds a degree in psychology from Smith College and an MBA from UCLA.

Public Company Boards:

Ms. Wood is a director of Invesco, Ltd., an independent global investment manager, Pioneer Natural Resources, an independent oil and gas company, and PPL Corporation, a utility and energy services company. She previously served as a director of Coca-Cola Enterprises, Inc., a major bottler and distributor of Coca-Cola products.

Director Qualifications:

From her career in business and various directorships, Ms. Wood provides the Board with a wealth of understanding of the strategic, financial and accounting issues the Board addresses in its oversight role.

The Board recommends that you vote FOR the election of each of the director nominees.

17

Proposals to be Voted on at the Annual Meeting

PROPOSAL TWO: Ratification of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment of the Company’s independent registered public accounting firm and has selected PricewaterhouseCoopers LLP (“PwC”) for the fiscal year ending December 31, 2021. PwC has been our independent registered public accounting firm continuously since 1991.

The Audit Committee regularly evaluates activities to assure continuing auditor independence, including whether there should be a regular rotation of the independent registered public accounting firm. As with all matters, the members of the Audit Committee and the Board perform assessments in the best interests of the Company and our investors and believe that the continued retention of PwC meets this standard.

Although shareholder ratification of the Audit Committee’s selection of PwC is not required by the Company’s bylaws or otherwise, the Board is requesting ratification as a matter of good corporate practice. If our shareholders fail to ratify the selection, it will be considered a direction to the Audit Committee to consider a different firm. Even if this selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interest of the Company and our shareholders.

PwC representatives are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

The Board recommends that you vote FOR the ratification of PwC as the independent registered public accounting firm.

Audit and Non-Audit Fees

The Audit Committee is directly responsible for the compensation, retention, performance and oversight of the independent external audit firm, directly involved in the selection of the lead engagement partner, and responsible for the audit fee negotiations associated with retaining PwC. The fees billed or expected to be billed by PwC for professional services rendered in fiscal years 2020 and 2019 are shown below.

Type of Service	2020	2019

Audit Fees(1)	$2,396,996	$2,617,888

Audit-Related Fees(2)	132,970	22,768

Tax Fees(3)	231,406	208,531

All Other Fees(4)	14,075	3,870

Total	$2,775,447	$2,853,057

(1)

Includes rendering an opinion on the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting; quarterly reviews of the Company’s financial statements; statutory audits, where appropriate; comfort and debt covenant letters; and services in connection with regulatory filings.

(2)	Includes assessment of controls; consulting on accounting and financial reporting issues; and audits of employee benefit plans.

(3)

Includes preparation and review of tax returns and tax filings; tax consulting and advice related to compliance with tax laws; tax planning strategies; and tax due diligence related to acquisitions and joint ventures. Of the tax fees listed above in 2020, $161,368 relates to compliance services and $70,038 relates to consulting and planning services.

(4)	Includes use of an international tax reporting software and an internet-based accounting research tool provided by PwC.

18	2021 Proxy Statement

Proposals to be Voted on at the Annual Meeting

Pre-Approval Procedures for Audit and Non-Audit Services

The Audit Committee has established a procedure for pre-approving the services performed by the Company’s auditors. All services provided by PwC in 2020 were approved in accordance with the adopted procedures. There were no services provided or fees paid in 2020 for which the pre-approval requirement was waived.

The procedure provides standing pre-approval for:

Audit Services: quarterly reviews of the Company’s financial statements; statutory audits, where appropriate; comfort and debt covenant letters; consents and assistance in responding to SEC comment letters; and services in connection with regulatory filings.

Audit-Related Services: consultation on new or proposed transactions, statutory requirements, or accounting principles; reports related to contracts, agreements, arbitration, or government filings; continuing professional education; financial statement audits of employee benefit plans; and due diligence and audits related to acquisitions and joint ventures.

Tax Services: preparation or review of Company and related entity income, sales, payroll, property, and other tax returns and tax filings and permissible tax audit assistance; preparation or review of expatriate and similar employee tax returns and tax filings; tax consulting and advice related to compliance with applicable tax laws; tax planning strategies and implementation; and tax due diligence related to acquisitions and joint ventures.

Any other audit, audit-related, or tax services provided by the Company’s auditors require specific Audit Committee pre-approval. The procedure requires the Audit Committee to specifically pre-approve the terms of the annual audit services engagement letter with the Company’s auditor, including all audit procedures required to render an opinion on the Company’s annual financial statements and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee must also specifically approve, if necessary, any changes in terms of the annual audit engagement resulting from changes in audit scope, Company structure or other matters. The Audit Committee must also specifically approve in advance all other permissible Non-Audit Services to be performed by the Company’s auditors.

Management provides quarterly reports to the Audit Committee regarding the nature and scope of any non-audit services performed and any fees paid to the auditors for all services. The Audit Committee has determined that the provision of the approved Non-Audit Services by PwC in 2020 is compatible with maintaining PwC’s independence.

Audit Committee Report

The current Audit Committee is composed of five non-management directors who are independent as required by SEC and NYSE rules. The Audit Committee operates under a written charter adopted by the Board which is posted on the Company’s website at www.leggett.com/governance.

Management is responsible for the Company’s financial statements and financial reporting process, including the system of internal controls. PwC, our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the audited consolidated financial statements with accounting principles generally accepted in the United States.

The Audit Committee is responsible for monitoring, overseeing and evaluating these processes, providing recommendations to the Board regarding the independence of and risk assessment procedures used by our independent registered public accounting firm, selecting and retaining our independent registered public accounting firm, and overseeing compliance with various laws and regulations.

At its meetings, the Audit Committee reviewed and discussed the Company’s audited financial statements with management and PwC. The Audit Committee also discussed with PwC all items required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The Audit Committee received the written disclosures and letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and has discussed PwC’s independence with them.

19

Proposals to be Voted on at the Annual Meeting

The Audit Committee has relied on management’s representation that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States and on the opinion of PwC included in their report on the Company’s financial statements.

Based on review and discussions with management and PwC referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2020 Annual Report on Form 10-K.

Phoebe A. Wood (Chair)	Mary Campbell	Srikanth Padmanabhan
Mark A. Blinn	Judy C. Odom

PROPOSAL THREE: Advisory Vote to Approve Named Executive Officer Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, Leggett’s shareholders have the opportunity to vote on an advisory resolution, commonly known as “Say-on-Pay,” to approve the compensation of Leggett’s named executive officers, as described in the Executive Compensation section beginning on page 21.

Since Say-on-Pay was implemented in 2011, our shareholders have supported the compensation of our named executive officers with over 90% of the vote (with 95% support in 2020). Our Board has adopted a policy providing for an annual Say-on-Pay vote.

Our Compensation Committee is committed to creating an executive compensation program that enables us to attract and retain a superior management team that has targeted incentives to build long-term value for our shareholders. The Company’s compensation package uses a mix of cash and equity-based awards to align executive compensation with our annual and long-term performance. These programs reflect the Committee’s philosophy that executive compensation should provide greater rewards for superior performance, as well as accountability for underperformance. At the same time, we believe our programs do not encourage excessive risk-taking by management. The Board believes that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited the Company over time.

For these reasons, the Board requests our shareholders approve the compensation paid to the Company’s named executive officers as described in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables.

Because your vote is advisory, it will not be binding upon the Board; however, the Compensation Committee and the Board has considered and will continue to consider the outcome of the vote when making decisions for future executive compensation arrangements.

The Board recommends that you vote FOR the Company’s named executive officer compensation package.

Discretionary Vote on Other Matters

We are not aware of any business to be acted upon at the Annual Meeting other than the three items described in this proxy statement. Your signed proxy, however, will entitle the persons named as proxy holders to vote in their discretion if another matter is properly presented at the meeting. If one of the director nominees is not available as a candidate for director, the proxy holders will vote your proxy for such other candidate as the Board may nominate.

20	2021 Proxy Statement

 EXECUTIVE COMPENSATION AND RELATED MATTERS

Compensation Discussion & Analysis

Our Compensation Committee, currently consisting of four independent directors, is committed to creating and overseeing an executive compensation program that enables Leggett & Platt to attract and retain a superior management team that has targeted incentives to build long-term value for our shareholders. To meet these objectives, the Committee has implemented a compensation package that:

•	Emphasizes performance-based equity programs.

•	Sets incentive compensation targets intended to drive performance and shareholder value.

•	Balances rewards between short-term and long-term performance to foster sustained excellence.

•	Motivates our executive officers to take appropriate business risks.

This Compensation Discussion and Analysis describes our executive compensation program and the decisions affecting the compensation of our Named Executive Officers (NEOs):

Name	Title

Karl G. Glassman	Chairman and Chief Executive Officer (CEO)

Jeffrey L. Tate	Executive Vice President and Chief Financial Officer (CFO)

J. Mitchell Dolloff	President and Chief Operating Officer (COO), President—Bedding Products

Steven K. Henderson	Executive Vice President (EVP), President—Specialized Products and Furniture, Flooring & Textile (FF&T) Products

Scott S. Douglas	Senior Vice President (SVP)—General Counsel and Secretary

Executive Summary

This section provides an overview of our NEOs’ compensation structure, Leggett’s pay practices, and the Committee’s compensation risk management. Additional details regarding the NEOs’ pay packages, the Committee’s annual review of the executive officers’ compensation, and our equity pay practices are covered in the sections that follow.

21

Compensation Discussion & Analysis

Structuring the Mix of Compensation

The Committee uses its judgment to determine the appropriate percentage of fixed and variable compensation, the use of short-term and long-term performance periods, and the split between cash and equity-based compensation. The final payment and value of the variable elements depends on actual performance and could result in no payout if threshold performance levels are not achieved. The following table shows the key attributes of our 2020 executive compensation structure used to drive performance and build long-term shareholder value.

Compensation Type	Fixed or Variable	Cash or Equity-Based	Term	Basis for Payment

Base Salary	Fixed	Cash	1 year	Individual responsibilities, performance and experience with reference to external benchmarking

Annual Incentive	Variable	Cash	1 year	Return on capital employed and cash flow

Long-Term Incentive – two-thirds allocated to Performance Stock Units	Variable	Equity- Based	3 years	Total shareholder return (TSR)(1) relative to peer group and the compound annual growth rate of earnings before interest and taxes (EBIT CAGR)

Long-Term Incentive – one-third allocated to Restricted Stock Units	Variable	Equity- Based	3 years	Value based on the Company’s share price as 1/3 of the award vests each year following the grant date

(1)

TSR is the change in stock price over the performance period plus reinvested dividends, divided by the beginning stock price. Leggett’s three-year TSR is measured relative to approximately 300 peer companies making up the industrial, materials and consumer discretionary sectors of the S&P 500 and S&P Midcap 400.

Incentive Payouts in 2020

Our executives’ 2020 annual incentive payouts under the Key Officers Incentive Plan (KOIP) tracked the Company’s operational results in 2020, in which we generated cash flow, as defined in the KOIP, of $687.6 million (versus a target of $500 million, resulting in a 150% payout) and 36.9% return on capital employed (versus a target of 37.0%, resulting in a 99.4% payout). The KOIP, including the calculations and targets for adjusted cash flow and return on capital employed (ROCE), is described on page 25.

22	2021 Proxy Statement

Compensation Discussion & Analysis

The Performance Stock Units (PSUs) granted in 2018 vested on December 31, 2020, with payouts based 50% on the Company’s relative TSR and 50% on EBIT CAGR. Leggett’s cumulative TSR from 2018 to 2020 was 4.2%, which placed us in the 40th percentile of the peer group resulting in a 56% payout. The Company’s -0.6% EBIT CAGR over the three-year performance period was below the 2% payout threshold resulting in a 0% payout. The Company’s PSUs, including the calculation of EBIT CAGR and relative TSR, as well as the vesting schedules, are described on page 27.

CEO Incentive Compensation Vesting in 2020

Sound Pay Practices

The Company is committed to executive compensation practices that align the interests of our executives with our shareholders:

	What We Do		What We Don’t Do

✓	Pay for Performance – A significant majority of our NEOs’ compensation is at-risk variable compensation.	×	No Single-Trigger Change in Control – Our CIC-related cash severance and equity awards (other than legacy stock options) have a double trigger.
✓	Multiple Performance Metrics – Variable compensation is based on more than one measure to encourage balanced incentives.	×	No Hedging or Pledging – We do not permit our executive officers to engage in either hedging or pledging activities with respect to Leggett shares.
✓	Incentive Award Caps – All of our variable compensation plans have maximum payout limits.	×	No Excessive Perquisites – Perquisites represent less than 1% of our NEOs’ compensation.
✓	Benchmarking – We compare our compensation package to market surveys and a customized peer group, and the Committee engages an independent consultant.	×	No Employment Agreements – All of our NEOs are employed at-will, except for Mr. Tate’s 24-month Separation Agreement which will expire in September 2021 (see page 43).
✓	Tally Sheets – The Compensation Committee reviews the NEOs’ overall compensation packages and potential severance payouts.	× No Repricing of Options or Cash Buyouts × No Share Recycling × No Dividends on Equity Awards Prior to Vesting × No Tax Gross-Ups
✓	Stock Ownership Requirements – All NEOs are subject to robust stock ownership requirements.
✓	Confidentiality & Non-Compete Agreements – All NEOs are subject to confidentiality and non-compete agreements.
✓	Clawbacks – Our policies exceed the mandates of Sarbanes-Oxley.

23

Compensation Discussion & Analysis

Additional Investment in Leggett Stock

In addition to having pay packages that are heavily weighted to Leggett equity-based awards, for many years our NEOs have voluntarily deferred substantial portions of their cash compensation into Company stock through the Executive Stock Unit (ESU) Program and the Deferred Compensation Program. Through participation in these programs, particularly the ESU Program, in which Company equity is held until the executive leaves the Company, our NEOs are further invested in the long-term success of the Company.

Managing Compensation Risk

The Committee regularly reviews whether our executive compensation policies and practices (as well as those that apply to our employees generally) are appropriate and whether they create risks or misalignments that are reasonably likely to have a material adverse effect on the Company.

We believe that our compensation programs align our executives’ incentives for risk taking with the long-term best interests of our shareholders. We mitigate risk by allocating incentive compensation across multiple components. This structure is designed to reduce the incentive to take excessive risk because it:

•	Rewards achievement on a balanced array of performance measures, minimizing undue focus on any single target.

•	Stresses long-term performance, discouraging short-term actions that might endanger long-term value.

•	Combines absolute and relative performance measures.

•	Uses multiple long-term incentive vehicles, including Performance Stock Units and Restricted Stock Units with 3-year vesting schedules.

Additional safeguards against undue compensation risk include stock ownership guidelines, caps on all incentive payouts, and clawbacks for performance-based compensation.

Impact of 2020 Say-on-Pay Vote

At our 2020 Annual Meeting, 95% of the votes cast on the Say-on-Pay proposal approved the compensation of our NEOs. The Committee believes that this shareholder vote strongly endorses the Company’s compensation philosophy and programs. The Committee took this support into account as one of many factors it considered in connection with the discharge of its responsibilities (as described in this Compensation Discussion and Analysis) in exercising its judgment in establishing and overseeing our executive compensation arrangements throughout the year.

Our Compensation Components and Programs

Base Salary

Base salary is the only fixed portion of our NEOs’ compensation package. Salary levels are intended to reflect specific responsibilities, performance and experience, while taking into account market compensation levels for comparable positions. Although base salary makes up less than one-fourth of our NEOs’ aggregate target compensation, it’s the foundation for the total package with the variable compensation components set as percentages of base salary:

Name	2020 Base Salary	Annual Incentive: Target Percentage of Base Salary	LTI Awards: Target Percentage of Base Salary

Karl G. Glassman, CEO	$1,225,000	120%	458%

Jeffrey L. Tate, CFO	570,000	80%	250%

J. Mitchell Dolloff, COO	700,000	100%	300%

Steven K. Henderson, EVP	530,000	80%	200%

Scott S. Douglas, SVP	450,000	60%	175%

The Committee reviews and determines the NEOs’ base salaries (along with the rest of their compensation packages) during the annual review, which is discussed on page 30.

24	2021 Proxy Statement

Compensation Discussion & Analysis

In the spring of 2020, the Company initiated a variety of cost-cutting measures in response to the economic downturn and uncertainty caused by the COVID-19 pandemic. Upon recommendation of the Company’s senior management team, the Committee reduced the base salaries of all executive officers, including the NEOs, by 50%. The reductions went into effect April 12, 2020 and were initially set for an indefinite time period. As demand rebounded for many of our businesses, the Committee prospectively reinstated all executive officer 2020 base salaries to their initial levels, effective July 5, 2020.

Annual Incentive

Our NEOs earn their annual incentive, a cash bonus paid under the Key Officers Incentive Plan, based on achieving certain performance targets for the year.

Our executive officers are divided into two groups under the KOIP for 2020, depending upon their areas of responsibility: (i) corporate participants (Glassman, Tate, Dolloff, and Douglas), whose performance criteria and payouts are based on the Company’s overall results, and (ii) Mr. Henderson as a profit center participant whose performance targets are set for the operations under his control. In prior years, the NEOs also had individual performance goals (IPGs) as part of their annual incentive, but the IPGs were suspended for 2020 due to several transitions in responsibilities during the year.

Each NEO has a target incentive amount—the amount received for achieving exactly 100% of all performance goals. The target incentive amount is the officer’s base salary multiplied by his target incentive percentage. At the end of the year, the target incentive amount is multiplied by the payout percentages for the various performance metrics (each with its own weighting) to determine the annual incentive payout.

Performance Metrics. The Committee chose ROCE(1) as the primary incentive target with a 60% weighting to improve earnings and maximize returns on key assets by carefully managing working capital and fixed asset investments. The annual incentive is also based upon cash flow(2), which is critical to fund the Company’s ongoing operations, capital expenditures, dividends and deleveraging. With the elimination of IPGs for the 2020 annual incentive, the weighting for cash flow was increased to 40% in support of the Company’s goal to pay down the debt incurred to acquire Elite Comfort Solutions in 2019. Profit center participants are also subject to an adjustment ranging from a potential 5% increase for exceptional safety performance to a 20% deduction for their operations’ failure to achieve safety, audit and environmental standards.

(1)

Return on Capital Employed (ROCE) = Earnings Before Interest and Taxes (EBIT) ÷ quarterly average of Net Plant Property and Equipment (PP&E) and Working Capital (excluding cash and current maturities of long-term debt).

(2)

For corporate participants: Cash Flow = Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) +/- Change in Working Capital (excluding cash and current maturities of long-term debt) + Non-Cash Impairments – Capital Expenditures.

For profit center participants: the same formula is used, except (i) EBITDA is adjusted for currency effects and (ii) change in working capital excludes balance sheet items not directly related to ongoing activities.

ROCE and cash flow calculations are adjusted for all items of gain, loss or expense (i) from non-cash impairments; (ii) related to loss contingencies identified in the Company’s 10-K relating to the fiscal year immediately preceding the performance period; (iii) related to the impact of the coronavirus outbreak on the Company’s operations; (iv) related to the disposal of a segment of a business; or (v) related to a change in accounting principle. Financial results from acquisitions are excluded from calculations in the year of acquisition. Financial results from businesses divested during the year are included, but targets relating to the divested businesses will be prorated to reflect only that portion of the year prior to the divestiture. Financial results from businesses classified as discontinued operations are included in the calculations. Financial results exclude (i) certain currency and hedging-related gains and losses, (ii) gains and losses from asset disposals, and (iii) items that are outside the scope of the Company’s core, on-going business activities.

25

Compensation Discussion & Analysis

Targets and Payout Schedules. Upon selecting the metrics, the Committee established performance targets and payout schedules. In setting the payout schedules, the Company evaluated various payout scenarios before selecting one that struck a balance between accountability to shareholders and motivation for participants. The payout for each portion of the annual incentive is capped at 150%.

2020 Corporate Payout Schedule	2020 Profit Center Payout Schedule

				ROCE and Free Cash Flow (Relative to Target)
ROCE(1)		Cash Flow (millions)(1)
Achievement	Payout	Achievement	Payout	Achievement(2)	Payout

<30%	0%	<$425	0%	<80%	0%

30%	50%	425	50%	80%	60%

37%	100%	500	100%	100%	100%

44%	150%	575	150%	125%	150%

(1)	The 2020 results for corporate participants (Glassman, Tate, Dolloff, and Douglas) were 36.9% ROCE (resulting in a 99.4% payout) and $687.6 million of cash flow (resulting in a 150% payout).

(2)	As a profit center participant, Mr. Henderson’s target for a 100% payout was 45.6% ROCE (39.3% actual) and $318.9 million free cash flow ($325.7million actual) for the Specialized and FF&T Segments.

The following table provides the details of the 2020 annual incentive payouts for our NEOs:

Name	Target Incentive Amount				Weighted Payout Percentage						Annual Incentive Payout
Karl G. Glassman, CEO	$1,470,000			x	119.6%					=	$1,758,120
	Salary	x	Target %		Metric	Payout	%	x	Weight
	$1,225,000		120%		ROCE	99.4%			60%
					Cash Flow	150%			40%
Jeffrey L. Tate, CFO	$456,000			x	119.6%					=	$545,376
	Salary	x	Target %		Metric	Payout %		x	Weight
	$570,000		80%		ROCE	99.4%			60%
					Cash Flow	150%			40%
J. Mitchell Dolloff, COO	$700,000			x	119.6%					=	$837,200
	Salary	x	Target %		Metric	Payout	%	x	Weight
	$700,000		100%		ROCE	99.4%			60%
					Cash Flow	150%			40%
Steven K. Henderson, EVP	$424,000			x	85.8%					=	$363,792
	Salary	x	Target %		Metric	Payout %		x	Weight
	$530,000		80%		ROCE	72%			60%
					FCF	104%			40%
					+1% Compliance Adjustment
Scott S. Douglas, SVP	$270,000			x	119.6%					=	$322,920
	Salary	x	Target %		Metric	Payout	%	x	Weight
	$450,000		60%		ROCE	99.4%			60%
					Cash Flow	150%			40%

26	2021 Proxy Statement

Compensation Discussion & Analysis

Long-Term Incentive, Equity-Based Awards

For over ten years, 100% of our executives’ and senior managers’ long-term incentive awards have been performance-based. In 2018, we modified our LTI awards to consist of PSUs with vesting based 50% on relative TSR and 50% on EBIT CAGR. In 2019, we gathered feedback from participants on the updated LTI programs and benchmarked our programs against the broader market. At the end of this process, the Committee determined that the 2020 LTI awards for our executive officers would be reallocated as follows:

•	Two-thirds of the target award value will be granted as PSUs based on relative TSR and EBIT CAGR over a three-year performance period.

•	One-third of the target award value will be granted as restricted stock units (RSUs) vesting in one-third increments over three years.

We believe the 2020 changes brought our LTI practices closer to market with an appropriate mix of performance-based and time-based awards to make us more competitive for talent while continuing to support our business objectives.

Three-Year Performance Stock Units. We grant performance stock units to our NEOs and other senior managers to tie their pay to the Company’s performance and shareholder returns. The payouts from these equity-based awards reflect our philosophy that executive compensation should provide greater rewards for superior performance, as well as accountability for underperformance.

Leggett’s long-term focus emphasizes profitable growth and the Company’s TSR relative to peer companies. The PSU awards support our operational and market-based goals by allocating 50% of payout to EBIT CAGR results and 50% to our relative TSR performance. The vesting schedules for the PSU awards are as follows:

Relative TSR(1) Percentile	Relative TSR Vesting %
25%	25%
30%	35%
35%	45%
40%	55%
45%	65%
50%	75%
55%	100%
60%	125%
65%	150%
70%	175%
75%	200%

EBIT CAGR(2) %	EBIT CAGR Vesting %
2%	75%
4%	100%
6%	125%
8%	150%
10%	175%
12%	200%

(1)

Relative TSR is the Company’s Total Shareholder Return compared to a peer group consisting of all the companies in the industrial, consumer discretionary and materials sectors of the S&P 500 and S&P 400 (approximately 300 companies). Although Leggett is a member of the S&P 500, our market capitalization is significantly below that group’s median, so the Committee included the S&P Midcap 400 in the group as well. In addition, nearly all of our business units fall into these industry sectors.

(2)

EBIT CAGR is the Company’s or applicable Segments’ compound annual growth rate of Earnings Before Interest and Taxes (EBIT) in the third fiscal year of the performance period compared to the Company’s (or applicable Segments’) EBIT in the fiscal year immediately preceding the performance period. The calculation of EBIT CAGR will include results from businesses acquired during the performance period and will exclude results for any businesses divested during the performance period. EBIT CAGR will also exclude (i) results from non-operating branches, (ii) certain currency and hedging-related gains and losses, (iii) gains and losses from asset disposals, (iv) items that are outside the scope of the Company’s core, on-going business activities, and (v) with respect to Segments, all amounts relating to corporate allocations. EBIT CAGR will be adjusted to eliminate gain, loss or expense, as determined in accordance with standards established under Generally Accepted Accounting Principles, (i) from non-cash impairments; (ii) related to loss contingencies identified in footnotes to the financial statements in the Company’s 10-K relating to the fiscal year immediately preceding the performance period; (iii) related to the disposal of a segment of a business; or (iv) related to a change in accounting principle.

27

Compensation Discussion & Analysis

Three-Year Restricted Stock Units. Beginning in 2020, one-third of our executives’ LTI awards were granted as RSUs vesting in one-third increments over three years. The unvested RSUs do not accrue dividends. The variable payout of the RSUs based on the Company’s stock price ties the executives’ compensation to the Company’s performance, but the time-based vesting offers an appropriate level of stability to their equity-based compensation.

In addition to Mr. Henderson’s LTI target award percentage approved by the Committee during the annual review as described on page 31, he also receives an annual award of 4,000 RSUs. This annual award was negotiated as part of Mr. Henderson’s pay package when he joined the Company in 2017.

Other Compensation Programs

The NEOs voluntarily defer substantial portions of their cash compensation into Leggett equity through the Executive Stock Unit Program and the Deferred Compensation Program to build an additional long-term stake in the Company. The Company also provides 401(k) and non-qualified excess plans in which some of our executives choose to participate.

Executive Stock Unit Program. All our NEOs participate in the ESU Program, our primary executive retirement plan. These accounts are held until the executive’s employment is terminated.

The ESU Program is a non-qualified retirement program that allows executives to make pre-tax deferrals of up to 10% of their compensation into diversified investments. We match 50% of the executive’s contribution in Company stock units, purchased at a 15% discount, which may increase up to a 100% match if the Company meets annual ROCE targets linked to the Key Officers Incentive Plan. The Company makes an additional 17.65% contribution to the diversified investments acquired with executive contributions. Matching contributions vest once employees have participated in the ESU Program for five years. Leggett stock units held in the ESU Program accrue dividends, which are used to acquire additional stock units at a 15% discount. At distribution, the balance of the diversified investments is paid in cash. Although the Company intends to settle the stock units in shares of the Company’s common stock, it reserves the right to distribute the balance in cash.

Deferred Compensation Program. The Deferred Compensation Program allows key managers to defer up to 100% of salary, incentive awards and other cash compensation in exchange for any combination of the following:

•	Stock units with dividend equivalents, acquired at a 20% discount to the fair market value of our common stock on the dates the compensation or dividends otherwise would have been paid.

•

At-market stock options with the underlying shares of common stock having an initial market value five times the amount of compensation forgone, with an exercise price equal to the closing market price of our common stock on the grant date (December 15 of the year in which the deferral election is made).

•	Cash deferrals accruing interest at a rate intended to be slightly higher than otherwise available for comparable investments.

Participants who elect a cash or stock unit deferral can receive distributions in a lump sum or in annual installments. Distribution payouts must begin no more than 10 years from the effective date of the deferral and all amounts subject to the deferral must be distributed within 10 years of the first distribution payout. Although the Company intends to settle the stock units in shares of the Company’s common stock, it reserves the right to distribute the balance in cash. Participants who elect at-market stock options, which have a 10-year term, may exercise them approximately 15 months after the start of the year in which the deferral was made.

Retirement K and Excess Plan. The Company’s defined benefit Retirement Plan was frozen in 2006 (see description on page 39). Employees who had previously participated in the Retirement Plan were offered a replacement benefit: a tax-qualified defined contribution Section 401(k) Plan (Retirement K). The Retirement K includes an age-weighted Company matching contribution designed to replicate the benefits lost by the Retirement Plan freeze. Employees who did not participate in the Retirement Plan when it was frozen in 2006 are eligible to contribute to the Company’s 401(k) plan with an alternate matching contribution schedule.

28	2021 Proxy Statement

Compensation Discussion & Analysis

Many of our officers cannot fully participate in the Retirement K due to limitations imposed by the Internal Revenue Code or the Employee Retirement Income Security Act, or due to their participation in the Deferred Compensation Program. Consequently, we maintain a non-qualified Retirement K Excess Plan which permits affected executives to receive the full matching benefit they would otherwise have been entitled to under the Retirement K. Amounts earned in the Retirement K Excess Plan are paid out in cash no later than March 15 of the following year and are eligible for the Deferred Compensation Program.

Business Unit Profit Sharing Program. Prior to Mr. Henderson’s promotion to Executive Vice President and President of the Specialized and FF&T Segments at the start of 2020, he received awards under the Company’s Business Unit Profit Sharing (BUPS) program. The BUPS is a long-term, performance-based incentive program in which participants earn a cash bonus based on a percentage of the incremental EBIT produced by the business unit(s) they manage, subject to an individual payout cap and an aggregate payout cap for all participants in the business units. For Mr. Henderson’s 2018 BUPS award (which vested on December 31, 2020), he received a 1.5% share of the incremental EBIT produced by the business units under his direction in the three years of the performance period in excess of the EBIT produced by those businesses in 2017 (the base year for the 2018 award), subject to a cap of 150% of his 2018 base salary. Mr. Henderson currently has one outstanding BUPS award granted in 2019, which is due to vest on December 31, 2021.

Perquisites and Personal Benefits

The Committee believes perquisites should not be a significant part of our executive compensation program. In 2020, perquisites were less than 1% of each NEO’s total compensation and consisted of use of a Company car and limited personal use of corporate aircraft by our CEO.

Given the location of the Company’s headquarters away from any major metropolitan area, the Committee wished to facilitate Mr. Glassman’s schedule and allow him to more efficiently attend to Company business by offering him limited personal use of corporate aircraft, when the aircraft is not scheduled for business purposes. The use of corporate aircraft for personal travel by Mr. Glassman and his guests is subject to an annual limit of $100,000 in aggregate incremental cost to the Company, including the cost of “deadhead” flights necessitated by such personal use. The Company does not provide tax reimbursements to Mr. Glassman for any taxes arising from imputed income relating to his use of the corporate aircraft for personal travel by him or his guests.

We believe these benefits are appropriate when viewed in the overall context of our executive compensation program.

How Compensation Decisions Are Made

The Committee uses its informed judgment to determine the appropriate type and mix of compensation elements; to select performance measures, target levels and payout schedules for incentive compensation; and to determine the level of salary and incentive awards for each executive officer. The Committee may delegate its duties and responsibilities to one or more Committee members or Company officers, as it deems appropriate, but may not delegate authority to non-members for any action involving executive officers. The full Board must review and approve certain actions, including any employment agreements, severance benefit agreements, and amendments to stock plans.

In 2019, the Committee engaged Meridian Compensation Partners, LLC to perform a competitive review of the Company’s long-term incentive programs in comparison to market practices which informed the changes made to the equity-based awards granted in 2020. In 2020, Meridian also advised on selecting a peer group of companies for executive compensation benchmarking, provided comparative data for the annual executive compensation review described below, and assisted with other compensation matters as requested. Representatives from Meridian also attend Committee meetings on request.

The Company conducts an annual conflict of interest assessment, which the Committee reviews to verify, in the Committee’s judgment, Meridian’s independence and that no conflicts of interest exist. Meridian does not provide any other services to the Company and works with the Company’s management only on matters for which the Compensation Committee is responsible.

The Company’s Legal and Human Resources Departments also provide compensation data, research and analysis that the Committee may request, and personnel from those departments along with Mr. Glassman and Mr. Dolloff, attend Committee meetings. However, the Committee regularly meets in executive session without management present to discuss CEO performance and compensation, as well as any other matters deemed appropriate by the Committee.

29

Compensation Discussion & Analysis

The CEO recommends to the Committee compensation levels for the other executive officers, including salary increases, annual incentive targets and long-term incentive award values, based on his assessment of each executive’s performance and level of responsibility. The Committee evaluates those recommendations and accepts or makes adjustments as it deems appropriate.

The Annual Review and Use of Compensation Data

The Committee conducted the annual review of executive compensation at its November 2019 meeting to set the executive officers’ compensation for the upcoming year.

During the annual review, the Committee evaluates the three primary elements of the annual compensation package for executive officers: base salary, annual incentive, and long-term incentive awards. As discussed above, increases to base salary affect the other elements of the compensation package because the variable compensation elements (annual incentive and long-term incentive awards) are each set as a percentage of base salary. The Committee also reviews the secondary compensation elements, such as voluntary equity plans and retirement plans, as well as potential payments upon termination or change in control. Decisions about secondary and post-termination compensation elements are made as the plans or agreements giving rise to the compensation are reviewed.

In connection with the annual review, the Committee evaluates the following data presented by the Company and Meridian to consider each executive’s compensation package in the context of past decisions, internal pay relationships and the external market:

•	Compensation data available from proxy filings of the executive compensation peer group, and two general industry surveys published by national consulting firms (described more fully below).

•	Current annual compensation for each executive officer.

•	The potential value of each executive officer’s compensation package under three Company performance scenarios (threshold, target and maximum payout).

•	Comparison of CEO target and realizable pay for the prior five years.

•	The cash-to-equity ratio and fixed-to-variable pay ratio of each executive officer’s compensation package.

•	Compliance with our stock ownership requirements and a summary of outstanding equity awards.

Among the factors the Committee considers when making compensation decisions is the compensation of our NEOs relative to the compensation paid to similarly-situated executives in our markets. We believe, however, that a benchmark should be just that—a point of reference for measurement, not the determinative factor for our executives’ compensation. Because the comparative compensation information is just one of several analytic tools used in setting executive compensation, the Committee has discretion in determining the nature and extent of its use.

Benchmarking Against Peer Companies. In the annual review, the Committee used a peer group to provide additional insight into company-specific pay levels and practices. The Committee evaluates market data provided by compensation surveys and views the use of a peer group as an additional reference point when reviewing the competitiveness of NEO pay levels.

In developing the peer group, the Committee directed Meridian to focus on companies in comparable industries with a similar size and scope of business operations as Leggett. The Committee periodically reviews the composition of the peer group to ensure these companies remain relevant for comparative purposes.

30	2021 Proxy Statement

Compensation Discussion & Analysis

Prior to the annual review to set 2020 compensation, the Committee approved the following peer group of 16 U.S. based, publicly traded manufacturing companies, with Leggett near the group’s median revenue and market capitalization:

Allegion PLC	Herman Miller, Inc.

American Axle & Manufacturing Holdings, Inc.	HNI Corporation

A. O. Smith Corporation	Lennox International Inc.

Carlisle Companies, Incorporated	Masco Corporation

Cooper-Standard Holdings Inc.	Owens Corning

Dana Incorporated	PENTAIR plc

Flowserve Corporation	Tempur Sealy International, Inc.

Fortune Home Brands & Security, Inc.	Tenneco Inc.

The 2020 peer group included the same companies as the prior year, except for the elimination of USG Corporation which had been acquired earlier in the year.

Compensation Survey Data. The Committee used broad-based compensation surveys published by Willis Towers Watson (General Industry Executive Compensation Survey) and Aon Hewitt (Total Compensation Measurement) to develop a balanced picture of the compensation market.

The Committee sought the largest sample size possible from each survey, as it believes the validity of data increases with sample size. The Committee reviewed data from large companies across all industries (with median revenue of $4.1 billion) from the Willis Towers Watson survey and large manufacturing companies (with median revenue of $4.6 billion) from the Aon Hewitt survey. The Committee referenced market benchmarks that most closely match the NEOs’ job descriptions; however, the Committee was not made aware of the specific companies in the applicable survey groups.

The Committee used the peer group and compensation surveys to get a general sense of the competitive market. These sources generally showed our executive officers’ compensation was in line with median total compensation with an above-average percentage of at-risk, performance-based pay. Individual pay levels may vary relative to the market median for a number of reasons, including, but not limited to, tenure, responsibilities, and performance.

Additional Considerations. Although the Committee views benchmarking data as a useful guide, it gives significant weight to (i) the mix of fixed to variable pay, (ii) the ratio of cash to equity-based compensation, (iii) internal pay equity, and (iv) individual responsibilities, experience and merit when establishing base salaries, annual incentive percentages, and long-term incentive award percentages. While the Committee monitors these pay relationships, it does not target any specific pay ratios.

The Committee also considers the Company’s merit increase budget for all salaried U.S. employees in determining salary increases for executive officers.

Changes to the NEOs’ 2020 Compensation. In connection with the November 2019 review relating to the executive officers’ 2020 compensation:

•	Mr. Glassman’s base salary and Annual Incentive percentage were unchanged from 2019, and his LTI award percentage was increased from 433% to 458%.

•	Mr. Tate’s base salary was increased from $550,000 to $570,000, and his Annual Incentive and LTI award percentages were unchanged.

•

In connection with Mr. Dolloff’s promotion to President and COO on January 1, 2020, his base salary was increased from $600,000 to $700,000, while his Annual Incentive percentage and LTI award percentage were unchanged.

•

In connection with Mr. Henderson’s promotion to Executive Vice President and President of the Specialized and FF&T Segments on January 1, 2020, his base salary was set at $530,000, along with an 80% Annual Incentive and a 200% LTI award percentage.

•	Mr. Douglas’ base salary was increased from $420,000 to $450,000, and his Annual Incentive percentage and LTI award percentage were unchanged.

31

Compensation Discussion & Analysis

Equity Grant Practices

The Committee discussed the 2020 LTI awards at length at its November 2019 meeting in connection with the annual review, then approved the 2020 RSU and PSU awards at its February 2020 meeting. The Committee does not approve grants of equity-based awards when it is aware of material inside information.

Performance of Past Equity-Based Awards. The Committee monitors the value of past equity-based awards to gain an overall assessment of how current compensation decisions fit with past practices and to determine the executives’ accumulated variable compensation. However, the Committee does not increase current-year equity-based awards, or any other aspect of the NEOs’ compensation, to adjust for below-expected performance of past equity-based awards.

Clawback Provisions. All equity-based awards are subject to a clawback provision included in our Flexible Stock Plan, which allows the Committee to cancel all or any portion of an award if the recipient (i) violates any confidentiality, non-solicitation or non-compete obligations or terms in an award, employment agreement, confidentiality agreement, separation agreement, or any other similar agreement, (ii) engages in improper conduct contributing to the need to restate any external Company financial statement, (iii) commits an act of fraud or significant dishonesty, or (iv) commits a significant violation of any of the Company’s written policies or applicable laws. Under the Flexible Stock Plan, the Committee may require an award recipient to forfeit and repay to the Company any or all of the income or other benefit received on the vesting, exercise, or payment of an award (i) in the preceding two years if, in its discretion, the Committee determines that the recipient engaged in any of the foregoing activities and that such activity resulted in a significant financial or reputational loss to the Company, (ii) to the extent required under applicable law or securities exchange listing standards, or (iii) to the extent required or permitted under any written policy of the Company dealing with recoupment of compensation, subject to any limits of applicable law.

In addition, the award documents for our PSU awards include clawback provisions triggered if the Company is required to restate previously reported financial results. Following a restatement within 24 months after the awards vest, all recipients must repay any amounts paid in excess of what would have been paid under the restated results. In addition, the Committee may require repayment of the entire award from any award recipients determined to be personally responsible for gross misconduct or fraud that caused the need for the restatement.

Executive Stock Ownership Guidelines. The Committee believes executive officers should maintain a meaningful ownership stake in the Company to align their interests with those of our shareholders. We expect executive officers to attain the following levels of stock ownership within five years of appointment and to maintain those levels throughout their employment.

Position	Ownership Requirement

CEO	5X base salary

CFO, COO and EVP	3X base salary

All Other Executive Officers	2X base salary

Shares of the Company’s stock owned outright, stock units and net shares acquirable upon the exercise of deferred compensation stock options count toward satisfying the ownership totals. A decline in the stock price can cause an executive officer who previously met the threshold to fall below it temporarily. After five years from appointment, an executive officer who has not met the ownership requirement or falls below it due to a stock price decline, may not sell Leggett shares and must hold any net shares acquired upon the exercise of stock options or vesting of stock units until the ownership threshold is met. As of March 16, 2021, all our NEOs were in compliance with their stock ownership requirements.

Hedging and Pledging Policy. The Company’s insider trading policy prohibits its directors, officers and employees from transactions related to Leggett securities involving short sales, having put equivalent positions, buying or selling exchange-traded options and hedging transactions, which include purchase and sale of options, zero cost collars and forward sale contracts. The policy also prohibits all directors and Section 16 officers from pledging Leggett securities as collateral for a loan, including in a margin account.

32	2021 Proxy Statement

Compensation Discussion & Analysis

Change in Control Agreements

Our NEOs do not have employment agreements and are all considered at-will employees, except for the 24-month Separation Agreement entered into with Mr. Tate when he was hired in August 2019 (see page 43).

Each of our NEOs has a severance benefit agreement which is designed to protect both the executive officer’s and the Company’s interests in the event of a change in control of the Company, as described on page 41.

The benefits provided under the severance benefit agreements do not impact the Committee’s decisions regarding other elements of the executive officers’ compensation. Because these agreements provide contingent compensation, not regular compensation, they are evaluated separately in view of their intended purpose.

Tax Considerations

For tax years prior to 2018, Section 162(m) of the Internal Revenue Code generally disallowed an income tax deduction to public companies for compensation over $1 million paid to certain executive officers; however, qualifying performance-based compensation was not subject to the deduction limit if certain requirements were met. On December 22, 2017, the U.S. federal government enacted the Tax Cuts and Jobs Act, which, among other things, eliminated the performance-based compensation exception under Section 162(m). As a result, the Company currently expects that, with respect to 2018 and beyond, any compensation amounts over $1 million paid to any NEO will no longer be tax deductible unless grandfathered under the exception for pre-existing contractual arrangements.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis with management, and, based on that review and discussion, the Committee has recommended to the Board of Directors that this Compensation Discussion & Analysis be included in this proxy statement.

Robert E. Brunner (Chair) Manuel A. Fernandez	Joseph W. McClanathan Jai Shah

33

Executive Compensation and Related Matters

Summary Compensation Table

The following table reports the total 2020 compensation of our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers as of December 31, 2020. Collectively, we refer to these five executives as the “Named Executive Officers” or “NEOs.”

Name and Principal Position	Year	Salary(1)(3)	Bonus(1)	Stock Awards(1)(2)(4)	Non-Equity Incentive Plan Compensation(1)(2)(3)	Change in Pension Value; Nonqualified Deferred Compensation Earnings(5)	All Other Compensation (3)(6)	Total
Karl G. Glassman	2020	$1,130,769		$4,922,296	$1,758,120	$153,182	$778,448	$8,742,815
Chairman and Chief Executive Officer	2019	1,225,000		6,117,860	1,908,060	163,436	779,556	10,193,912
	2018	1,223,077		7,174,230	1,405,320	76,241	689,062	10,567,930
Jeffrey L. Tate(1)	2020	526,154		1,250,206	545,376	468	148,349	2,470,553
Executive VP and Chief Financial Officer	2019	167,115	$250,000	1,645,901	188,615		36,468	2,288,099
J. Mitchell Dolloff	2020	646,154		1,842,421	837,200	34,555	346,234	3,706,564
President and Chief Operating	2019	596,615		2,076,245	796,800	25,861	355,070	3,850,591
Officer, President—Bedding Products	2018	511,539		1,874,222	380,518	20,363	212,037	2,998,679
Steven K. Henderson(2)	2020	489,231		1,023,950	415,074	3,854	140,786	2,072,895
Executive VP, President— Specialized and FF&T Products
Scott S. Douglas	2020	415,385		690,893	322,920	43,780	221,704	1,694,682
Senior VP—General Counsel and	2019	418,462		847,666	327,096	63,853	131,007	1,788,084
Secretary	2018	378,077		862,247	174,420	8,747	139,845	1,563,336

(1)

Mr. Tate became an NEO of the Company upon his appointment as Chief Financial Officer on September 3, 2019. Mr. Tate’s 2019 salary and annual incentive award under the KOIP were prorated for the partial year he worked for the Company. As an inducement to join the Company, Mr. Tate received a one-time cash incentive of $250,000, which is subject to the Separation Agreement he entered into with the Company, as described on page 43. He also received a sign-on grant of $500,000 in time-based restricted stock units (RSUs), which vest in one-third increments on the first, second and third anniversaries of the grant date. Mr. Tate also received two interim PSU awards based upon his starting base salary and 250% PSU award multiple, but adjusted for the length of time remaining in their respective performance periods—for the 2018 PSU award with one year remaining in the three-year performance period, he received a one-third prorated award, and for the 2019 PSU award with two years remaining, he received a two-thirds prorated award.

(2)

Mr. Henderson became an NEO of the Company for the first time in 2020. In addition to Mr. Henderson’s LTI target awards approved by the Committee during the annual review as described on page 31, he also receives an annual award of 4,000 RSUs. This annual award was negotiated as part of Mr. Henderson’s pay package when he joined the Company in 2017. In addition to the cash incentive paid to Mr. Henderson for 2020 results under the KOIP, he also received a cash payment under the BUPS (described at page 29) based upon a percentage of the incremental EBIT produced by the business units he managed for the three-year period ending December 31, 2020.

34	2021 Proxy Statement

Executive Compensation and Related Matters

(3)

Amounts reported in these columns include cash compensation (base salary, non-equity incentive plan compensation and certain other cash items) that was deferred into the ESU Program (to acquire diversified investments) and/or the Deferred Compensation Program (to acquire, at the NEO’s election, an interest-bearing cash deferral, Leggett stock units, or an option to purchase Leggett stock), as follows:

				Deferred Compensation Program
Name	Year	Total Cash Compensation Deferred	ESU ($)	Cash Deferral ($)	Stock Options (#)	Stock Units (#)
Karl G. Glassman	2020	$1,067,860	$267,860			26,165
	2019	1,510,297	310,297		55,051	24,285
	2018	1,258,847	258,847			29,556
Jeffrey L. Tate	2020	211,162	104,068			3,141
	2019	34,848	34,848
J. Mitchell Dolloff	2020	663,692	144,952			14,372
	2019	853,362	136,350			22,267
	2018	428,805	86,266			9,659
Steven K. Henderson	2020	184,230	82,090			3,046
Scott S. Douglas	2020	397,706	70,700			8,770
	2019	402,805	71,572		45,587
	2018	239,447	52,305			5,311

See the Grants of Plan-Based Awards Table on page 37 for further information on Leggett equity-based awards received in lieu of cash compensation in 2020.

(4)

Amounts reported in this column reflect the grant date fair value of the PSU awards, the 2020 RSU awards, and Mr. Tate’s 2019 RSU award as detailed in the table below. For a description of the assumptions used in calculating the grant date fair value, see Note L to Consolidated Financial Statements to our Annual Report on Form 10-K for the year ended December 31, 2020. The potential maximum value of the PSU awards on the grant date are also included in the table below.

Name	Year	PSU Awards: Grant Date Fair Value	PSU Awards: Potential Maximum Value at Grant Date	RSU Awards: Grant Date Fair Value
Karl G. Glassman	2020	$3,212,055	$6,424,110	$1,710,241
	2019	6,117,860	12,235,720
	2018	7,174,230	14,348,461
Jeffrey L. Tate	2020	815,811	1,631,621	434,395
	2019	1,217,507	2,435,013	428,394
J. Mitchell Dolloff	2020	1,202,276	2,404,553	640,145
	2019	2,076,245	4,152,491
	2018	1,874,222	3,748,444
Steven K. Henderson	2020	606,848	1,213,695	417,102
Scott S. Douglas	2020	450,844	901,688	240,049
	2019	847,666	1,695,332
	2018	862,247	1,724,494

35

Executive Compensation and Related Matters

(5)	Amounts reported in this column for 2020 are set forth below.

Name	Change in Pension Value(a)	ESU Program(b)	Deferred Stock Units(c)	Total
Karl G. Glassman	$44,080	$51,593	$57,509	$153,182
Jeffrey L. Tate		237	231	468
J. Mitchell Dolloff		10,655	23,900	34,555
Steven K. Henderson		1,226	2,628	3,854
Scott S. Douglas	34,091	9,045	644	43,780

(a)	Change in the present value of the NEO’s accumulated benefits under the defined benefit Retirement Plan, as described on page 39.

(b)	15% discount on dividend equivalents for stock units held in the ESU Program, as described on page 28.

(c)	20% discount on dividend equivalents for stock units held in the Deferred Compensation Program, as described on page 28.

(6)	Amounts reported in this column for 2020 are set forth below:

Name	ESU Program(a)	Deferred Stock Units(b)	401(k) Matching Contributions(c)	Retirement K Excess Payments(c)	Life and Disability Insurance Benefits	Perks(d)	Total
Karl G. Glassman	$385,627	$200,000	$10,260	$93,761	$5,983	$82,817	$778,448
Jeffrey L. Tate	119,596	26,774			1,979		148,349
J. Mitchell Dolloff	193,058	129,685			3,811	19,680	346,234
Steven K. Henderson	109,736	25,537			5,513		140,786
Scott S. Douglas	95,557	81,752	10,260	16,281	5,422	12,432	221,704

(a)

This amount represents the Company’s matching contributions under the ESU Program, the additional 17.65% contribution for diversified investments acquired with employee contributions, and the 15% discount on Leggett stock units acquired with Company matching contributions.

(b)	This amount represents the 20% discount on stock units acquired with employee contributions to the Deferred Compensation Program.

(c)	The Company’s 401(k) and Retirement K Excess Plan are described on page 28.

(d)

Perquisites or other personal benefits with an aggregate value of $10,000 or more are included in the Summary Compensation Table. For disclosure purposes, perquisites are valued at the Company’s incremental cost. Perquisites for our executive officers in 2020 consisted of use of a Company car and limited personal use of corporate aircraft by the CEO. Mr. Glassman’s use of corporate aircraft for personal travel by him and his guests, subject to the aircraft not being scheduled for business purposes, is subject to an annual limit of $100,000 in aggregate incremental cost to the Company, including the cost of “deadhead” flights necessitated by such personal use. The incremental cost for Mr. Glassman’s personal use of corporate aircraft in 2020 was $71,313 based upon the Company’s average variable cost per passenger mile (including, but not limited to fuel, maintenance, and landing fees) for the Company’s fleet over the course of 2020 multiplied by the passenger miles attributable to Mr. Glassman’s use.

36	2021 Proxy Statement

Executive Compensation and Related Matters

Grants of Plan-Based Awards in 2020

The following table sets forth, for the year ended December 31, 2020, information concerning each grant of an award made to the NEOs in 2020 under the Company’s Flexible Stock Plan and the Key Officers Incentive Plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Shares of Stock or Units(4) (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Award Type(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Karl G. Glassman	2/18/20	AI	$735,000	$1,470,000	$2,205,000
	2/18/20	PSU				40,788	81,576	163,152		$3,212,055
	2/18/20	RSU							40,788	1,710,241
	—	DSU							26,165	1,000,000
Jeffrey L. Tate	2/18/20	AI	228,000	456,000	684,000
	2/18/20	PSU				10,360	20,719	41,438		815,811
	2/18/20	RSU							10,360	434,395
	—	DSU							3,141	133,868
J. Mitchell Dolloff	2/18/20	AI	350,000	700,000	1,050,000
	2/18/20	PSU				15,267	30,534	61,068		1,202,276
	2/18/20	RSU							15,267	640,145
	—	DSU							14,372	648,425
Steven K. Henderson	2/18/20	AI	254,400	424,000	636,000
	2/18/20	PSU				7,706	15,412	30,824		606,848
	2/18/20	RSU							7,706	323,113
	5/15/20	RSU							4,000	93,989
	—	DSU							3,046	127,677
Scott S. Douglas	2/18/20	AI	135,000	270,000	405,000
	2/18/20	PSU				5,725	11,450	22,900		450,844
	2/18/20	RSU							5,725	240,049
	—	DSU							8,770	408,758

(1)	Award Type:
AI—Annual Incentive
PSU—Performance Stock Units
RSU—Restricted Stock Units
DSU—Deferred Stock Units

(2)	The performance metrics, payout schedules and other details of the NEOs’ annual incentive are described on page 25.

(3)	PSU awards vest at the end of a three-year performance period with 50% based on our TSR as measured relative to a peer group and 50% based upon EBIT CAGR. The PSU awards are described on page 27.

(4)

DSU amounts (from the Deferred Compensation Program described on page 28) reported in this column represent stock units acquired in lieu of cash compensation. Stock units are purchased on a bi-weekly basis or as compensation otherwise is earned, so there is no grant date for these awards. DSUs are acquired at a 20% discount to the market price of our common stock on the acquisition date. We recognize a compensation expense for this discount, which is reported in the All Other Compensation column of the Summary Compensation Table on page 34.

37

Executive Compensation and Related Matters

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table reports the outstanding stock options, performance stock units (PSUs), and restricted stock units (RSUs) held by each NEO as of December 31, 2020.

	Option Awards					Stock Awards
			Exercisable Securities Underlying Unexercised Options (#)			Unvested Stock Units			Equity Incentive Plan Awards—Unearned Shares, Units or Other Unvested Rights
Name	Grant Date(1)			Exercise Price ($)	Expiration Date	Grant Date	Number of Units(2) (#)	Market Value(3) ($)	Performance Period(4)	Number of Units(5) (#)	Market or Payout Value(3) ($)
Karl G. Glassman	1/3/12		98,675	23.14	12/31/21	RSU Awards			PSU Awards
	12/31/15	*	47,596	42.02	12/30/25	2/18/20	40,788	1,806,908	2019–2021	59,868	2,652,152
	1/4/16		80,449	41.02	1/3/26				2020–2022	40,788	1,806,908
	12/30/16	*	40,917	48.88	12/29/26
	12/17/18	*	55,051	36.33	12/16/28
Total			322,688				40,788	1,806,908		100,656	4,459,060
Jeffrey L. Tate						RSU Awards			PSU Awards
						9/3/19	8,554	378,942	2019–2021	11,763	521,101
						2/18/20	10,360	458,948	2020–2022	10,360	458,948
Total							18,914	837,890		22,123	980,049
J. Mitchell Dolloff						RSU Awards			PSU Awards
						2/18/20	15,267	676,328	2019–2021	20,318	900,087
									2020–2022	15,267	676,328
Total							15,267	676,328		35,585	1,576,415
Steven K. Henderson						RSU Awards			PSU Awards
						7/31/18	1,334	59,096	2019–2021	3,903	172,903
						2/8/19	2,667	118,148	2020–2022	7,706	341,376
						2/18/20	7,706	341,376
						5/15/20	4,000	177,200
Total							15,707	695,820		11,609	514,279
Scott S. Douglas	12/17/18	*	45,587	36.33	12/16/28	RSU Awards			PSU Awards
						2/18/20	5,725	253,618	2019–2021	8,295	367,469
									2020–2022	5,725	253,618
Total			45,587				5,725	253,618		14,020	621,087

(1)

These option grants were issued subject to our standard vesting terms, become exercisable in one-third increments at 18 months, 30 months and 42 months following the grant date, and have a 10-year term.

* Option grant under the Deferred Compensation Program which becomes exercisable on March 15, approximately 15 months following the grant date, and have a 10-year term.

(2)	These amounts represent the unvested RSUs relating to each of the listed grants. The one-third of each RSU award vests on the first, second, and third anniversaries of the grant date.

(3)

Values shown in these columns were calculated by multiplying the number of RSUs shown in the prior column by the per share value of $44.30, the closing market price of our common stock on December 31, 2020.

(4)	PSU awards were granted in connection with our Compensation Committee’s first quarter meeting and have a three-year performance period ending on December 31.

(5)

The 2019-2021 PSU awards and the 2020-2022 PSU awards are disclosed at the threshold payout (50% of the base award) because the combination of Leggett’s TSR ranking as of December 31, 2020 and our projected EBIT CAGR for the performance periods place the anticipated payouts below the threshold level. The PSUs are described at page 27.

38	2021 Proxy Statement

Executive Compensation and Related Matters

Option Exercises and Stock Vested in 2020

The following table reports the stock awards vested in 2020 and the value realized by the NEOs upon such vesting. The stock award amounts represent the payout of the 2018-2020 PSU awards at the end of the performance period on December 31, 2020, as well as certain RSU awards that vested during the year. No stock options were exercised by the NEOs in 2020.

	Stock Awards(1)
Name	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Karl G. Glassman	30,589	$1,355,093
Jeffrey L. Tate	7,570	327,055
J. Mitchell Dolloff	12,700	562,610
Steven K. Henderson	8,880	388,138
Scott S. Douglas	3,676	162,847

(1)	Amounts reported in these columns consist of vested 2018-2020 PSU awards and certain RSU awards, allocated as follows:

	2018-2020 PSU		RSU Awards
Name	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Karl G. Glassman	30,589	$1,355,093
Jeffrey L. Tate	3,294	145,924	4,276	$181,131
J. Mitchell Dolloff	12,700	562,610
Steven K. Henderson	4,214	186,680	4,666	201,458
Scott S. Douglas	3,676	162,847

Dollar amounts shown above are calculated based upon the closing price of the Company’s stock on the vesting date. For those shares distributed to the NEOs upon the PSUs vesting, they may continue to hold the shares or sell them in accordance with applicable laws and Company policies. 50% of the 2018-2020 PSU awards were distributed in shares of Leggett stock, and the balance was distributed in cash. The RSU awards were settled entirely in shares of Leggett stock.

Pension Benefits in 2020

We had a voluntary, tax-qualified, defined benefit pension plan (the “Retirement Plan”), which was frozen December 31, 2006. Benefits accrued under the Retirement Plan were fixed as of that date, and the Retirement Plan was closed to new participants. Of our current NEOs, only Mr. Glassman and Mr. Douglas participated in the Retirement Plan before it was frozen. In 2007, employees who had previously participated in the Retirement Plan were offered a replacement benefit package consisting of the Retirement K and the Retirement K Excess Program discussed at page 28. Although participants no longer accrue additional benefits under the Retirement Plan, the present value of the benefits may increase or decrease each year based on the assumptions used to calculate the benefit for financial reporting purposes.

The Retirement Plan required a contribution from participating employees of 2% of base salary. The normal monthly retirement benefit is the total of 1% of the employee’s average monthly salary for each year of participation in the Retirement Plan. Benefits are calculated based on actual years of participation in the Retirement Plan, and benefits become payable when a participant reaches age 65 (normal retirement age). Mr. Glassman and Mr. Douglas are eligible for early retirement benefits under the Retirement Plan (minimum age 55 and at least 15 years of service), under which they would receive a monthly benefit reduced by 1/180th for the first 60 months and a monthly benefit reduced by 1/360th for any additional months before reaching normal retirement age.

39

Executive Compensation and Related Matters

The following table lists the present value of accumulated benefits payable to the NEOs under the Retirement Plan:

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Karl G. Glassman	39	$414,746
Jeffrey L. Tate	N/A
J. Mitchell Dolloff	N/A
Steven K. Henderson	N/A
Scott S. Douglas	33	306,626

To calculate the present value of the accumulated Retirement Plan benefit, we took the annual accrued benefit through December 31, 2020 that would be payable at normal retirement age, assuming no future contributions. We converted that amount to a lump sum using an annuity factor from the PRI2012 mortality table and discounted that amount back to December 31, 2020 using a 2.0% discount rate for US plans. The discount rate, measurement date and mortality assumptions are the same as those used for financial reporting purposes found in Note M to Consolidated Financial Statements to our Annual Report on Form 10-K for the year ended December 31, 2020, except those are reported on a weighted average basis for all plans.

Non-Qualified Deferred Compensation in 2020

The following table provides the aggregate 2020 contributions, earnings, withdrawals, and ending balances for each NEO’s deferred compensation accounts. The year-end balances are based on the $44.30 closing market price of our common stock on December 31, 2020.

Name	Deferral Type or Program(1)	Executive Contributions in 2020(2)	Company Contributions in 2020(2)	Aggregate Earnings in 2020(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/2020(4)
Karl G. Glassman	ESU	$267,860	$385,627	$(381,101)		$12,071,973
	DSU	800,000	200,000	(373,783)	$431,980	7,249,695
	EDSP			(27,037)		270,319
Total		1,067,860	585,627	(781,921)	431,980	19,591,987
Jeffrey L. Tate	ESU	104,068	119,596	(29,674)		249,189
	DSU	107,094	26,774	5,278		139,146
Total		211,162	146,370	(24,396)		388,335
J. Mitchell Dolloff	ESU	144,952	193,058	11,728		3,040,228
	DSU	518,740	129,685	(273,858)	245,063	3,516,002
Total		663,692	322,743	(262,130)	245,063	6,556,230
Steven K. Henderson	ESU	82,090	109,736	102,831		611,923
	DSU	102,140	25,537	(16,802)		406,763
Total		184,230	135,273	86,029		1,018,686
Scott S. Douglas	ESU	70,700	95,557	(18,347)		2,383,718
	DSU	327,006	81,752	(15,777)	284,594	388,511
Total		397,706	177,309	(34,124)	284,594	2,772,229

(1)	Deferral Type or Program:
ESU—Executive Stock Unit Program (see description at page 28)
DSU—Deferred Compensation Program—Stock Units (see description at page 28)

EDSP—Executive Deferred Stock Program. This is a frozen program under which executives deferred the gain from their stock option exercises from 1 to 15 years. Upon deferral, the participant was credited with stock units representing the net option shares deferred, and the units accumulate dividend equivalents during the deferral period.

(2)	Amounts reported in these columns are also included in the totals reported in the Summary Compensation Table.

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Executive Compensation and Related Matters

(3)

Aggregate earnings include interest, dividends and the appreciation (or depreciation) of the investments in which the accounts are held. The following amounts, representing preferential earnings relating to interest and dividends paid in 2020 on the ESU and Deferred Compensation Programs, are reported in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table: Glassman—$109,102; Tate—$468; Dolloff—$34,555; Henderson—$3,854; and Douglas—$9,689.

(4)

Of the balances reported in this column (which are net of distributions from prior years’ deferrals), the following aggregate amounts were included in the totals reported in the Summary Compensation Table as executive contributions, company contributions, or preferential earnings in 2018, 2019 and 2020: Glassman—$5,424,830; Tate—$428,759 (2019 and 2020 only);Dolloff—$2,884,457; Henderson—$323,357 (2020 only); and Douglas—$1,107,620.

Potential Payments upon Termination or Change in Control

This section describes the payments and benefits that may be received by our NEOs upon termination of employment, in excess of the amounts generally paid to our salaried employees upon termination of employment. Except for Mr. Tate’s 24-month Separation Agreement which expires in September 2021 (see page 43), none of the NEOs have employment agreements and all are considered at-will employees.

Severance Benefit Agreements. Each of our NEOs has a severance benefit agreement which provides for specific payments and benefits upon certain termination events or a change in control of the Company. Upon a change in control of the Company, the severance agreements provide for severance payments and benefits over 24 months (the “Protected Period”).

In general, a change in control is deemed to occur when: (i) a shareholder acquires shares giving it ownership of 40% or more of our common stock, (ii) the current directors or their “successors” no longer constitute a majority of the Board of Directors, (iii) after a merger or consolidation with another corporation, less than 65% of the voting securities of the surviving corporation are owned by our former shareholders, (iv) the Company is liquidated or sells substantially all of its assets to an unrelated third party, or (v) the Company enters into an agreement or publicly announces an intent to take actions which would result in a change in control.

The payments and benefits payable under the severance agreements are subject to a “double trigger”; that is, they become payable only after both (i) a change in control of the Company and (ii) the executive officer’s employment is terminated by the Company (except for cause or upon disability) or the executive officer terminates his employment for “good reason.” In general, the executive officer would have good reason to terminate his employment if he were required to relocate or experienced a reduction in job responsibilities, compensation or benefits, or if the successor company did not assume the obligations under the agreement. The Company may cure the “good reason” for termination within 30 days of receiving notice of such from the executive.

If the Company terminates the executive for cause, the severance benefits do not become payable. Events triggering a termination for cause include (i) conviction of a felony or any crime involving Company property, (ii) willful breach of the Code of Conduct or Financial Code of Ethics that causes significant injury to the Company, (iii) willful act or omission of fraud, misappropriation or dishonesty that causes significant injury to the Company or results in material enrichment of the executive at the Company’s expense, (iv) willful violation of specific written directions of the Board following notice of such violation, or (v) continuing, repeated, willful failure to substantially perform duties after written notice from the Board.

Once the double trigger conditions are satisfied, the executive becomes entitled to receive the following payments and benefits:

•	Base salary through the date of termination.

•	Pro-rata annual incentive award based upon the actual results under the Key Officers Incentive Plan for the year of termination.

•	Severance payments equal to 200% of base salary and target annual incentive paid in bi-weekly installments over 24 months following the date of termination.

•

Continuation of health insurance, life insurance and fringe benefits for 24 months following the date of termination, as permitted by the Internal Revenue Code, or an equivalent bi-weekly cash payment.

•	Lump sum additional retirement benefit based upon the actuarial equivalent of an additional 24 months of continuous service following the date of termination.

41

Executive Compensation and Related Matters

The executive is not required to mitigate the amount of any termination payment or benefit provided under his severance benefit agreement, but any health insurance or fringe benefits he may receive from a new job will reduce any benefits provided under the agreement.

Mr. Douglas has a different version of the severance benefit agreement, last amended in 2008, the terms of which are substantially similar to those described above, with the following exceptions: (i) the Protected Period is 12 months, (ii) the pro-rata annual incentive for the year of termination is based upon the maximum payout under the KOIP, (iii) severance payments are equal to 100% of base salary and target annual incentive over a 12 month period, (iv) health insurance and fringe benefits continued for 12 months following the date of termination, and (v) the lump sum additional retirement benefit is based upon 12 months of additional service. This agreement also provides that, prior to a change in control, the Company must provide three months’ prior notice to terminate his employment.

Accelerated Vesting of PSUs. The terms and conditions of the PSU awards provide for “double trigger” vesting (a termination of employment following a change in control), such that all outstanding PSUs will vest at the maximum 200% payout. The acceleration of equity-based award vesting upon a change in control is designed to ensure that ongoing employees receive the benefit of the transaction by having the opportunity to realize value from their equity-based awards at the time of the transaction.

Accelerated Vesting of BUPS. The terms and conditions of Mr. Henderson’s 2019 BUPS award also provides for double trigger vesting. This cash award will pay out at the maximum within 30 days of his termination following a change in control.

The tables below provide the estimated potential payments and benefits that the NEOs would receive in the event of any termination of employment. We have used the following assumptions and methodology to calculate these amounts:

•	Each termination of employment is deemed to have occurred on December 31, 2020. Potential payments reflect the benefits and arrangements in effect on that date.

•

The tables reflect only the additional payments and benefits the NEOs would be entitled to receive as a result of the termination of employment. Fully vested benefits described elsewhere in this proxy statement (such as deferred compensation accounts and pension benefits) and payments generally available to U.S. employees upon termination of employment (such as accrued vacation) are not included in the tables.

•	To project the value of stock plan benefits, we used the December 31, 2020 closing market price of our common stock of $44.30 per share and a dividend yield of 3.6%.

The potential payments and benefits presented in the following tables are only estimates provided solely for disclosure purposes and may vary from the amounts that are ultimately paid in connection with an actual termination of employment.

Potential Payments upon Termination Following a Change in Control

Name	Severance Payments(1)	Vesting of PSU Awards(2)	Vesting of RSU Awards(3)	Vesting of BUPS Award(4)	Retirement Benefits(5)	Health and Life Insurance Benefits(6)	Total
Karl G. Glassman	$5,390,000	$8,343,326	$1,806,908		$1,690,101	$43,656	$17,273,991
Jeffrey L. Tate	2,052,000	1,917,745	837,890		284,687	38,391	5,130,713
J. Mitchell Dolloff	2,800,000	3,000,645	676,328		538,301	28,997	7,044,271
Steven K. Henderson	1,908,000	1,143,090	695,820	$691,500	279,439	43,656	4,761,505
Scott S. Douglas	855,000	1,164,753	253,618		184,884	21,216	2,479,471

(1)

This amount represents the total bi-weekly cash severance payments made during the Protected Period pursuant to the severance agreements. The severance agreements for Mr. Glassman, Mr. Tate, Mr. Dolloff, and Mr. Henderson also provide for a pro-rata annual incentive payment for the year in which the termination occurs; however, this amount vests under the KOIP on December 31 of each year, so no incremental compensation would have been payable as of December 31, 2020. Mr. Douglas’ severance agreement provides for a pro-rata annual incentive payment at the maximum payout level, so his severance payment also includes the difference between his actual 2020 KOIP payout and the maximum payout.

42	2021 Proxy Statement

Executive Compensation and Related Matters

(2)

Upon a termination of employment following a change in control, the PSU awards provide for payout at the maximum 200%. These amounts represent the incremental portion of the award attributable to the additional vesting beyond December 31, 2020: 33% of the 2019-2021 PSU awards and 67% of the 2020-2022 PSU awards.

(3)

Upon a termination of employment following a change in control, the RSU awards provide for vesting of all outstanding RSUs. This amount represents the value of the NEOs’ unvested RSUs on December 31, 2020.

(4)

Upon a termination of employment following a change in control, Mr. Henderson’s 2019 BUPS award provide for payment of the maximum award amount (subject to the individual and business unit payout caps).

(5)

This amount represents the additional retirement benefit due under the severance agreements based upon additional Company contributions under the Executive Stock Unit Program, the Retirement K, and the Retirement K Excess Plan for the length of the Protected Period.

(6)	This amount represents the value of continuation of health insurance and life insurance premiums which continue through the Protected Period under the severance agreements.

Potential Payments Following Death or Disability

Name	Vesting of PSU Awards(1)	Vesting of RSU Awards(2)	Total
Karl G. Glassman	$4,171,663	$1,806,908	$5,978,571
Jeffrey L. Tate	958,873	837,890	1,796,763
J. Mitchell Dolloff	1,500,323	676,328	2,176,651
Steven K. Henderson	571,545	695,820	1,267,365
Scott S. Douglas	582,377	253,618	835,995

(1)

Upon a termination of employment following death or disability, the PSU awards provide for immediate vesting at 100% of the base award. These amounts represent the incremental portion of the award attributable to the additional vesting beyond December 31, 2020: 33% of the 2019-2021 PSU awards and 67% of the 2020-2022 PSU awards.

(2)	Upon a termination of employment following death or disability, the RSU awards provide any outstanding portion of the award will immediately vest.

In the event of a termination of employment due to a NEO’s death, the standard salaried employee’s life insurance benefit is payable at two times base salary (up to a maximum $800,000), which doubles in the event of death due to an accident.

Potential Payments Following Retirement

Name	Vesting of RSU Awards(1)
Karl G. Glassman	$1,806,908
Jeffrey L. Tate
J. Mitchell Dolloff	676,328
Steven K. Henderson
Scott S. Douglas	253,618

(1)

Following a qualifying retirement, the RSU awards provide any outstanding portion of the award will continue to vest on each future vesting date. Mr. Tate and Mr. Henderson do not yet meet the age and service requirements for retirement eligibility under the RSU awards.

Under the Separation Agreement Mr. Tate entered into when he joined the Company in 2019, if he is terminated by the Company other than for cause, death or disability, or he terminates for good reason, the Company must pay (i) 12 months of his base salary for a termination that occurs within 12 months of his start date, (ii) six months of his base salary for a termination that occurs between 12 and 24 months from his start date, (iii) pro-rata cash incentive award under the KOIP for the year of termination based upon the results achieved under the KOIP for the year, (iv) lump sum payment equal to 18 months of COBRA medical coverage, and (v) reasonable and customary outplacement services for the shorter of 12 months following the date of termination and the date Mr. Tate accepts an offer of employment. Assuming a termination date of December 31, 2020, amounts due Mr. Tate under the Separation Agreement total $310,575.

43

Executive Compensation and Related Matters

CEO Pay Ratio

The following pay ratio disclosure is the Company’s reasonable, good faith estimate based upon the methodology described below, pursuant to SEC rules.

The annual compensation of Leggett’s Chief Executive Officer for 2020 (as set forth in the Summary Compensation Table on page 34, plus the value of employer-provided health benefits) was $8,753,015, and the annual compensation for our median employee (including employer-provided health benefits) was $44,064 resulting in a ratio of 199 to 1.

As a multi-national manufacturing company, a majority of Leggett’s workforce is employed outside the United States. In addition, approximately three-fourths of Leggett’s employees are hourly-paid production workers. Leggett operates 132 manufacturing facilities in 17 countries, and we offer competitive compensation and benefits in line with local labor markets and in accordance with applicable laws.

In identifying the median employee for 2020, we followed the methodology used in 2018 and 2019. As of November 1, 2020, we had a total of 19,685 U.S. and non-U.S. employees. In establishing the population from which to identify our median employee, we excluded all employees located in Brazil (366), Hungary (124), India (262) and South Africa (149) under the 5% de minimis exception of the applicable rule, based upon the 19,685 total. We gathered compensation data for a statistically relevant, randomized sample of 400 employees from across our entire, world-wide employee base (less the de minimis exclusion described above and excluding the CEO). We used cash compensation paid during fiscal year 2020 as the consistently applied compensation measure to identify the median employee, which consisted of wages, overtime, salary and bonuses. Compensation of non-U.S. employees was converted from local currency to U.S. dollars using exchange rates in effect on December 31, 2020. For those employees hired and/or separated from service in 2020, their cash compensation paid in 2020 was annualized.

44	2021 Proxy Statement

 SECURITY OWNERSHIP

Security Ownership of Directors and Executive Officers

The table below sets forth the beneficial ownership of our common stock on March 16, 2021, by the Company’s directors, the Named Executive Officers, as well as all directors and executive officers as a group.

	Number of Shares or Units Beneficially Owned

Directors and Executive Officers	Common Stock	Stock Units(1)	Options Exercisable within 60 Days	Total	% of Class(2)

Mark A. Blinn, Director	7,092			7,092

Robert E. Brunner, Director	23,425	35,794		59,219

Mary Campbell, Director	1,389	5,520	4,274	11,183

J. Mitchell Dolloff, President and Chief Operating Officer, President—Bedding Products, Director	62,345	139,226		201,571	0.15%

Scott S. Douglas, Senior VP—General Counsel and Secretary	3,140	54,397	45,587	103,124

Manuel A. Fernandez, Director	36,741	4,054		40,795

Karl G. Glassman, Chairman and Chief Executive Officer, Director	329,392	436,194	254,013	1,019,599	0.76%

Steven K. Henderson, Executive VP, President—Specialized and FF&T Products	7,540	40,761		48,301

Joseph W. McClanathan, Director	28,728	4,027		32,755

Judy C. Odom, Lead Director	43,522	21,716		65,238

Srikanth Padmanabhan, Director	9,413			9,413

Jai Shah, Director	3,821	6,329		10,150

Jeffrey L. Tate, Executive VP and Chief Financial Officer	7,567	33,255		40,822

Phoebe A. Wood, Director	24,115	24,942		49,057

All executive officers and directors as a group (16 persons)	612,746	850,724	303,874	1,767,344	1.32%

(1)

Stock units include shares under the Company’s Executive Deferred Stock, Executive Stock Unit, and Deferred Compensation Programs and restricted stock unit grants. Participants have no voting rights with respect to stock units. In each program, stock units are converted to shares of common stock upon distribution (although stock units may be settled in cash if there are not sufficient shares reserved for future issuance under the Flexible Stock Plan), which occurs at a specified date or upon termination of employment. None of the stock units listed are scheduled for distribution within 60 days.

(2)

Beneficial ownership of less than .1% of the class is not shown. Stock units and options exercisable within 60 days are considered as stock outstanding for the purpose of calculating the ownership percentages.

45

Security Ownership

Security Ownership of Certain Beneficial Owners

The Company knows of no beneficial owner of more than 5% of its common stock as of March 16, 2021, except as set out below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding

The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	14,017,298	10.58%

State Street Corporation(2) One Lincoln Street Boston, MA 02111	10,799,617	8.15%

BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	10,033,034	7.6%

(1)

The Vanguard Group (“Vanguard”) is deemed to have shared voting power with respect to 178,969 shares, sole dispositive power with respect to 13,550,065 shares, and shared dispositive power with respect to 467,233 shares. This information is based on Schedule 13G/A of Vanguard filed February 8, 2021, which reported beneficial ownership as of December 31, 2020.

(2)

State Street Corporation (“SSC”) is deemed to have shared voting power with respect to 10,319,159 shares and shared dispositive power with respect to 10,798,342 shares. This information is based on Schedule 13G of SSC filed February 11, 2021, which reported beneficial ownership as of December 31, 2020.

(3)

BlackRock, Inc. (“BlackRock”) is deemed to have sole voting power with respect to 9,337,548 shares and sole dispositive power with respect to 10,033,034 shares. This information is based on Schedule 13G/A of BlackRock filed January 29, 2021, which reported beneficial ownership as of December 31, 2020.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file reports of ownership and changes in ownership of common stock with the SEC. We must identify in this proxy statement those persons for whom reports were not filed on a timely basis. Based solely on a review of the forms that have been filed and written representations from the reporting persons, we believe that all Section 16 filing requirements applicable to such persons were complied with during 2020.

46	2021 Proxy Statement

 EQUITY COMPENSATION PLAN INFORMATION

The following table shows the number of outstanding options, warrants and rights, and shares available for future issuance under all the Company’s equity compensation plans as of December 31, 2020. All of our current equity compensation plans have been approved by our shareholders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)

Equity compensation plans approved by shareholders	4,927,596	(1)	$35.72	16,503,415	(2)(3)

Equity compensation plans not approved by shareholders	N/A		N/A	N/A

Total	4,927,596		$35.72	16,503,415

(1)	This number represents the stock issuable under the Flexible Stock Plan:

Options	506,701
Vested Stock Units	3,467,114
Unvested Stock Units	953,781

This includes 506,701 options outstanding and 4,420,895 stock units convertible to common stock. The stock units include grants of RSUs and PSUs covering 932,054 shares that are still subject to forfeiture if vesting conditions are not satisfied. The remaining stock units are held in our ESU, Deferred Compensation and Executive Deferred Stock Programs, and only 21,727 of those stock units are unvested. See pages 27 and 28 for descriptions of these programs.

(2)

Shares available for future issuance include: 12,984,139 shares under the Flexible Stock Plan and 3,519,276 shares under the Discount Stock Plan, a Section 423 employee stock purchase plan. Columns (a) and (b) are not applicable to stock purchase plans.

(3)

Of the 12,984,139 shares available under the Flexible Stock Plan as of December 31, 2020, shares issued as options or stock appreciation rights count as one share against the Plan, and shares issued as all other types of awards count as three shares against the Plan.

47

 Q&A – PROXY MATERIALS AND ANNUAL MEETING

Why did I receive these materials?

The Board of Directors is providing these materials to you in connection with its solicitation of proxies for the Company’s Annual Meeting on May 25, 2021. As a Leggett shareholder, you are entitled and encouraged to vote on the proposals presented in these proxy materials. We invite you to attend the virtual Annual Meeting, but you do not have to attend to be able to vote.

Where can I obtain financial information about Leggett?

Our Annual Report to Shareholders, including our Form 10-K with financial statements for 2020, is enclosed in the same mailing with this proxy statement. The Company’s Proxy Statement and Annual Report to Shareholders (including Form 10-K) are also available at www.leggett.com/proxy/2021. Information on our website does not constitute part of this proxy statement.

How do I register for and attend the virtual Annual Meeting?

To register for the virtual Annual Meeting:

•

No later than 5:00 p.m. Central Time on May 24, 2021, visit register.proxypush.com/LEG on your smartphone, tablet or computer. You will need the latest version of Chrome, Safari, Internet Explorer 11, Edge or Firefox.

•	You will then be required to enter your shareholder control number located on your proxy card or voter instruction card.

After completing the registration process, you will receive a confirmation e-mail. Then, approximately 1 hour prior to the start of the Annual Meeting, you will receive an email at the address you provided during registration with a unique link to access the virtual Annual Meeting via a live webcast.

The live webcast of the Annual Meeting will begin promptly at 10:00 a.m. Central Time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s settings. We encourage you to access the meeting in advance of the designated start time. If you have difficulties logging into the Annual Meeting, refer to the technical resources provided in the meeting access email.

The virtual Annual Meeting has been designed to provide substantially the same rights to participate as you would have at an in-person meeting.

How can I ask questions?

During the registration process, you will be able to submit a question to be addressed at the Annual Meeting, subject to the rules and procedures established for the meeting. Shareholder attendees will also be able to submit questions during the Annual Meeting. We intend to answer questions pertinent to Company matters as time allows during the Annual Meeting. Questions that are substantially similar may be grouped and answered once to avoid repetition. Guidelines for submitting written questions will be available in the rules of conduct for the Annual Meeting. In the event we are unable to respond to all of the appropriate shareholder questions during the time allotted at the Annual Meeting, those questions and the Company’s responses will subsequently be posted to the Investor Relations section of our website.

What shares can I vote?

The only class of outstanding voting securities is the Company’s common stock. Each share of common stock issued and outstanding at the close of business on March 16, 2021 (the “Record Date”) is entitled to one vote on each matter submitted to a vote at the Annual Meeting. On the Record Date, we had 133,155,361 shares of common stock issued and outstanding.

You may vote all shares of Leggett common stock you owned on the Record Date. This includes shares held directly in your name as the shareholder of record and shares held for you as the beneficial owner through a broker, trustee or other nominee, sometimes referred to as shares held in “street name.”

Shareholder of Record: If your shares are registered directly in your name with our transfer agent, Equiniti, you are the shareholder of record, and these proxy materials were sent to you directly. We have enclosed a proxy card for you to use. As the shareholder of record, you have the right to grant your proxy vote directly or to vote at the virtual Annual Meeting.

48	2021 Proxy Statement

Questions and Answers

Beneficial Owner: If you hold shares in a brokerage account or through some other nominee, you are the beneficial owner of the shares, and these proxy materials were delivered by the broker, trustee or nominee, together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares by proxy. Although you are invited to attend the virtual Annual Meeting, you may not vote these shares at the virtual Annual Meeting unless (i) you obtain a legal proxy from the broker, trustee or nominee and (ii) send a copy of your legal proxy to EQSS-ProxyTabulation@equiniti.com in advance of the meeting.

How do I submit my vote?

You may vote your shares (i) online at www.proxypush.com/leg, (ii) by signing and returning the proxy or voting instruction card, or (iii) by registering in advance to attend the virtual Annual Meeting and following the voting instructions provided in the virtual meeting platform. If you vote online, you do not need to return your proxy or voting instruction card, but you will need to have it in hand when you access the voting website. Specific voting instructions are found on the proxy card or voting instruction card included with this proxy statement. Even if you plan to attend the virtual Annual Meeting, we encourage you to vote your shares in advance.

The Board recommends you vote FOR each of the director nominees in Proposal 1, FOR the ratification of PwC in Proposal 2, and FOR the approval of named executive officer compensation in Proposal 3. All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you returned a signed proxy card without marking one or more proposals, your proxy will be voted in accordance with the Board’s recommendations.

Can I change my vote?

Shareholder of Record: If you are a shareholder of record, you may change your vote or revoke your proxy any time before the Annual Meeting by (i) submitting a valid, later-dated proxy, (ii) submitting a valid, subsequent vote online, (iii) notifying the Company’s Secretary that you have revoked your proxy, or (iv) by registering in advance to attend the virtual Annual Meeting and following the voting instructions provided in the virtual meeting platform.

Beneficial Owner: If you hold shares as the beneficial owner, you may change your vote by (i) submitting new voting instructions to your broker, trustee or nominee or (ii) voting at the virtual Annual Meeting if you have obtained a legal proxy from your broker, trustee or nominee and sent a copy of your legal proxy to EQSS-ProxyTabulation@equiniti.com in advance of the meeting.

How many votes are needed to conduct business at the Annual Meeting?

A majority of the outstanding shares of common stock entitled to vote must be present at the virtual Annual Meeting, or represented by proxy, in order to meet the quorum requirement to transact business. Both abstentions and broker non-votes (described below) are counted in determining a quorum. If a quorum is not present, the Annual Meeting will be adjourned for no more than 90 days to reach a quorum.

What vote is required to elect a director?

A director nominee must receive the affirmative vote of a majority of those shares present (either by virtual attendance at the Annual Meeting or by proxy) and entitled to vote.

As required by our Corporate Governance Guidelines, each nominee has submitted a contingent resignation to the Nominating & Corporate Governance Committee in order to be nominated for election as a director. If a nominee fails to receive a majority of the votes cast in the director election, the N&CG Committee will make a recommendation to the Board of Directors whether to accept or reject the director’s resignation and whether any other action should be taken. If a director’s resignation is not accepted, that director will continue to serve until the Company’s next Annual Meeting or until his or her successor is duly elected and qualified. If the Board accepts the resignation, it may, in its sole discretion, either fill the resulting vacancy or decrease the size of the Board to eliminate the vacancy.

What vote is required to approve the other proposals?

The affirmative vote of the holders of a majority of the shares present virtually at the Annual Meeting or represented by proxy and entitled to vote is required for ratification of PwC as Leggett’s independent registered public accounting firm. Since the vote

49

Questions and Answers

on named executive officer compensation is advisory, the Board will give due consideration to the outcome; however, the proposal is not approved as such.

What is the effect of an abstention vote on the election of directors and other proposals?

A share voted abstain with respect to any proposal is considered present and entitled to vote with respect to that proposal. For proposals requiring a majority vote in order to pass, an abstention will have the effect of a vote against the proposal.

What is the effect of a broker non-vote?

If you are the beneficial owner of shares held through a broker or other nominee and do not vote your shares or provide voting instructions, your broker may vote for you on routine proposals but not on non-routine proposals. Therefore, if you do not vote on the non-routine proposals or provide voting instructions, your broker will not be allowed to vote your shares—this will result in a broker non-vote. Broker non-votes are not counted as shares present and entitled to vote, so they will not affect the outcome of the vote. All proposals on the agenda are non-routine, other than the ratification of PwC as the Company’s auditor.

Who pays the cost of soliciting votes at the Annual Meeting?

Leggett is making this solicitation and will pay the full cost of preparing, printing, assembling and mailing these proxy materials. Upon request, we will also reimburse brokers and other nominees for forwarding proxy and solicitation materials to shareholders.

We have hired Alliance Advisors, LLC to assist in the solicitation of proxies by mail, telephone, in person or otherwise. Alliance’s solicitation fees are expected to be $10,000, plus expenses. If necessary to ensure sufficient representation at the meeting, Company employees, at no additional compensation, may request the return of proxies from shareholders.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and plan to issue a press release promptly after the meeting. Within four business days after the Annual Meeting, we will file a Form 8-K reporting the vote count.

What should I do if I receive more than one set of proxy materials?

You may receive multiple sets of proxy materials if you hold shares in more than one brokerage account or if you are a shareholder of record and have shares registered in more than one name. Please vote the shares on each proxy card or voting instruction card you receive.

We have adopted householding which allows us, unless a shareholder withholds consent, to send one set of proxy materials to multiple shareholders sharing the same address. Each shareholder at a given address will receive a separate proxy card. If you currently receive multiple sets of proxy materials and wish to have your accounts householded, or if you want to opt out of householding, call EQ Shareowner Services at 800-468-9716 or send written instructions to EQ Shareowner Services, Attn: Leggett & Platt, Incorporated, P.O. Box 64854, St. Paul, MN 55164-0854. You will need to provide your Equiniti account number, which can be found on your proxy card.

Many brokerage firms practice householding as well. If you have a householding request for your brokerage account, please contact your broker.

How may I obtain another set of proxy materials?

If you received only one set of proxy materials for multiple shareholders of record and would like us to send you another set this year, please call 800-888-4569 or write to Leggett & Platt, Incorporated, Attn: Investor Relations, 1 Leggett Road, Carthage, MO 64836, and we will deliver these documents to you promptly upon your request. You can also access a complete set of proxy materials (the Notice of Meeting, Proxy Statement, and Annual Report to Shareholders including Form 10-K) online at www.leggett.com/proxy/2021. To ensure that you receive multiple copies in the future, please contact your broker or Equiniti at the number or address in the preceding answer to withhold your consent for householding.

50	2021 Proxy Statement

Questions and Answers

What is the deadline to propose actions for next year’s Annual Meeting?

Shareholders may propose actions for consideration at future Annual Meetings either by presenting them for inclusion in the Company’s proxy statement or by soliciting votes independent of our proxy statement. To be properly brought before the meeting, all shareholder actions must comply with our bylaws, as well as SEC requirements under Regulation 14A. Leggett’s bylaws are posted on our website at www.leggett.com/governance. Notices specified for the types of shareholder actions set forth below must be addressed to Leggett & Platt, Incorporated, Attn: Corporate Secretary, 1 Leggett Road, Carthage, MO 64836.

Shareholder Proposal Included in Proxy Statement: If you intend to present a proposal at the 2022 Annual Meeting, SEC rules require that the Corporate Secretary receive the proposal at the address given above by December 9, 2021 for possible inclusion in the proxy statement. We will decide whether to include a proposal in the proxy statement in accordance with SEC rules governing the solicitation of proxies.

Shareholder Proposal Not Included in Proxy Statement: If you intend to present a proposal at the 2022 Annual Meeting by soliciting votes independent of the Company’s proxy statement, Section 1.2 of our bylaws requires that the Company receive timely notice of the proposal—no earlier than January 25, 2022 and no later than February 24, 2022. This notice must include a description of the proposed business, your name and address, the number of shares you hold, any of your material interests in the proposal, and other matters specified in the bylaws. The nature of the business also must be appropriate for shareholder action under applicable law. The bylaw requirements also apply in determining whether notice is timely under SEC rules relating to the exercise of discretionary voting authority.

Director Nominees: If you wish to recommend a director candidate for the N&CG Committee’s consideration, submit a proxy access director nominee, or nominate a director candidate outside of the Company’s nomination process, see the requirements described under Consideration of Director Nominees and Diversity on page 8.

51

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 25, 2021

10:00 a.m. Central Time

Virtual Meeting Only – No Physical Meeting Location

To register for the virtual Annual Meeting:

•

No later than 5:00 p.m. Central Time on May 24, 2021, visit register.proxypush.com/leg on your smartphone, tablet or computer. You will need the latest version of Chrome, Safari, Internet Explorer 11, Edge or Firefox.

•	You will then be required to enter your shareholder control number located in the upper right-hand corner on the reverse side of this proxy card.

After registering, you will receive a confirmation email. Then, approximately 1 hour prior to the start of the meeting, you will receive an email at the address you provided during registration with a unique link to access the virtual Annual Meeting via a live webcast.

LEGGETT & PLATT, INCORPORATED 1 Leggett Road Carthage, Missouri 64836	proxy

This proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of Leggett & Platt, Incorporated, a Missouri corporation (the “Company”), hereby acknowledges receipt of the Notice of 2021 Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report for the fiscal year ended December 31, 2020, and hereby appoints Karl G. Glassman and Scott S. Douglas as proxies and attorneys-in-fact, with full power of substitution to represent the undersigned at the 2021 Annual Meeting of Shareholders of the Company to be held in a virtual format only on May 25, 2021 at 10:00 a.m. Central, and at any adjournment thereof, and to vote all shares that the undersigned would be entitled to vote if personally present.

THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF PRICEWATER-HOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND FOR APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION AS DESCRIBED IN THE COMPANY’S PROXY STATEMENT.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE VOTE BY INTERNET OR MARK, SIGN, DATE AND RETURN

THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Address change? Check this box and indicate changes below: ☐

Return Your Proxy by Mail or Vote by Internet 24 Hours a Day, 7 Days a Week
Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
INTERNET – www.proxypush.com/leg Use the Internet to vote your proxy until 5:00 p.m. (CT) on May 24, 2021.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by May 24, 2021.
If you vote your proxy by Internet, you do NOT need to mail back your Voting Instruction Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR each of the director nominees in Proposal 1 and FOR Proposals 2 and 3.

1. Election of directors:
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

a.	Mark A. Blinn	☐	☐	☐	g.	Joseph W. McClanathan	☐	☐	☐

b.	Robert E. Brunner	☐	☐	☐	h.	Judy C. Odom	☐	☐	☐

Please fold here – Do not separate

c.	Mary Campbell	☐	☐	☐	i.	Srikanth Padmanabhan	☐	☐	☐

d.	J. Mitchell Dolloff	☐	☐	☐	j.	Jai Shah	☐	☐	☐

e.	Manuel A. Fernandez	☐	☐	☐	k.	Phoebe A. Wood	☐	☐	☐

f.	Karl G. Glassman	☐	☐	☐

2. Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.	☐	For	☐	Against	☐	Abstain

3. An advisory vote to approve named executive officer compensation as described in the Company’s proxy statement.	☐	For	☐	Against	☐	Abstain

4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

IN THEIR DISCRETION, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

Date

Signature(s) in Box

Please sign exactly as your name appears on this card. If stock is jointly owned, all parties must sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should indicate the capacity in which they are signing.